UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MEDASSETS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MEDASSETS, INC.
100 North Point Center East, Suite 200
Alpharetta, Georgia 30022

Date:

Dear Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2008 Annual Meeting of Stockholders of MedAssets, Inc. on                at        local time, at 200 North Point Center East, Suite 200, Alpharetta, Georgia, 30022. The purpose of the meeting is to: elect four Class I directors; ratify the appointment of our independent registered public accounting firm; authorize the issuance of shares of our common stock, at the Company’s discretion, in connection with our obligations under the Accuro Merger Agreement pursuant to our 2008 acquisition of Accuro Healthcare Solutions, Inc. and adopt a new long-term performance incentive plan.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be conducted at the meeting and provide details on the matters on which you are being asked to vote. Also enclosed is a proxy/voting instruction card as well as a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Your vote is important no matter how many shares you own. Regardless of whether you plan to attend the meeting, I encourage you to vote promptly either through our internet site (www.medassets.com), by telephone or by completing and returning the enclosed proxy card in the enclosed return envelope, to ensure that your shares will be represented at the meeting. If you do attend the meeting and prefer to vote in person, you may withdraw your proxy at that time.

Sincerely yours,

John A. Bardis
Chairman, President and
Chief Executive Officer

MEDASSETS, INC. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2008
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE AND BOARD MATTERS
BOARD COMMITTEES
COMPENSATION DISCUSSION AND ANALYSIS

MEDASSETS, INC.
100 North Point Center East, Suite 200
Alpharetta, Georgia 30022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON          , 2008

To the Stockholders of MedAssets, Inc.:

The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of MedAssets, Inc., a Delaware corporation (the “Company”), will be held at 200 North Point Center East, Suite 200, Alpharetta, Georgia, 30022, on           , 2008 at      local time, for the following purposes:

1.	to elect four Class I directors to serve for a three-year term until the annual meeting of the Company’s stockholders to be held in 2011;

2.	to ratify the appointment by the Board of Directors of the Company of BDO Seidman, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008;

3.	to consider and approve the issuance at the Company’s discretion, of up to $20 million worth of shares of our common stock as opposed to a cash payment, to certain former security holders of Accuro, L.L.C. (“Accuro”) in order to satisfy our obligations pursuant to the Agreement and Plan of Merger, dated as of April 29, 2008 (the “Accuro Merger Agreement”) with Accuro, Accuro Healthcare Solutions, Inc., Aston Acquisition I, Inc., Aston Acquisition II, LLC, certain signing sellers identified on the signature pages to the Accuro Merger Agreement and Welsh, Carson, Anderson & Stowe IX, L.P., as the sellers’ representative, as described in the attached proxy statement;

4.	to adopt a new long-term performance incentive plan; and

5.	to transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on          , 2008 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders of record will be available for inspection at the meeting and, during the 10 days prior to the meeting, in the Investor Relations office at the Company’s address listed above.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed. Alternatively for your convenience, you can cast your vote on the internet through our Company website (www.medassets.com) or by telephone.

By order of the Board of Directors,

Jonathan H. Glenn
Executive Vice President, Chief Legal and
Administrative Officer and Corporate Secretary

Dated:            , 2008

MEDASSETS, INC.
100 North Point Center East, Suite 200
Alpharetta, Georgia 30022

PROXY STATEMENT

GENERAL

The Board of Directors of MedAssets, Inc. (the “Company”) is furnishing this proxy statement (the “Proxy Statement”) to all stockholders of record in connection with its solicitation of proxies for the annual meeting of stockholders of the Company (the “Annual Meeting”) and any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s corporate headquarters in Alpharetta, Georgia, located at 200 North Point Center East, Suite 200, on               , 2008 at       , local time. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is being mailed to all stockholders with this Proxy Statement. The Annual Report on Form 10-K is also available on the Internet in the Investor Relations section of the Company’s website (www.medassets.com). The approximate mailing date of this Proxy Statement is           , 2008.

Proxy Information

Proxies in the form enclosed are being solicited by, or on behalf of, the Company’s Board of Directors (the “Board of Directors” or the “Board”). The persons named in the accompanying form of proxy have been designated as proxies by the Board of Directors.

The Board unanimously recommends a vote: (i) FOR the nominees for election as Class I directors of the Company listed herein, (ii) FOR the ratification of the appointment by the Board of Directors of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008, (iii) FOR the authorization to issue shares of common stock as opposed to a cash payment, at the Company’s discretion, in connection with our obligations pursuant to the Accuro Merger Agreement following our acquisition of Accuro and (iv) FOR the adoption of a new long-term performance incentive plan.

Stockholders who submit proxies may revoke them at any time before they are voted by written notice to the Company by either submitting a new proxy or by personal ballot at the Annual Meeting.

Record Date and Voting

As of               , 2008, the Company had outstanding           shares of common stock, par value $.01 per share, entitled to be voted at the Annual Meeting. Each share is entitled to one vote on each matter submitted to a vote of stockholders. Only stockholders of record at the close of business on               , 2008 will be entitled to vote at the Annual Meeting. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to submit your voting proxy directly to the Company using the enclosed proxy card or to vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” These proxy materials are being forwarded to you by your broker, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker to vote your shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

Under Delaware law and the Company’s by-laws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares entitled to vote. Abstentions and broker non-votes are considered to be shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Under Delaware law, the Company’s Certificate of Incorporation and the by-laws, directors are elected (Proposal No. 1 described below) by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting and Proposal No. 2, Proposal No. 3 and Proposal No. 4 (each described below) must be approved by the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Pursuant to NASDAQ rules, shares of our common stock issued in connection with the acquisition of Accuro are not entitled to vote to approve Proposal No. 3. Abstentions and broker non-votes are not counted as votes present for the purpose of electing directors. Brokers do not have discretionary voting power with respect to this election of directors. With respect to the matters other than the election of directors, broker non-votes are not considered to be shares present, but abstentions are considered to be shares present and, therefore, abstentions will have the effect of votes against the proposal.

Stockholders of record may appoint proxies to vote their shares by signing, dating and mailing the enclosed proxy card in the envelope provided. Proxies will be voted as directed, unless revoked at or before the Annual Meeting. Any stockholder who attends the Annual Meeting and elects to vote in person may at the meeting revoke a previously designated proxy. Otherwise, revocation of a proxy will be effective only if a stockholder advises the Corporate Secretary of the revocation in a writing, including a later-dated proxy, that is received by the Corporate Secretary on or before               , 2008.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides summary information regarding the beneficial ownership of shares of our common stock as of August 15, 2008 by (i) each of our directors and director nominees, (ii) each of our named executive officers, or NEOs, (iii) all of our executive officers and directors as a group and (iv) each person or group known to the Company to beneficially own more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules promulgated by the Securities and Exchange Commission, or the SEC, and generally includes any shares over which a person exercises sole or shared voting or investment power. The percentage of beneficial ownership of our common stock is based on 54,230,590 issued shares of our common stock outstanding as of August 15, 2008.

Except as indicated by footnote and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)	Beneficially Owned

NEOs and Directors(2)
John A. Bardis(3)	2,554,638	4.7
Rand A. Ballard(4)	591,901	1.1
Jonathan H. Glenn(5)	272,527	*
L. Neil Hunn(6)	148,167	*
Scott Gressett(7)	169,375	*
Harris Hyman IV(8)	38,530	*
Vernon R. Loucks, Jr.(9)	47,092	*
D. Scott Mackesy(10)(21)	7,019,387	12.9
Terrence J. Mulligan(11)	308,656	*
Earl H. Norman(12)	831,201	1.5
C.A. Lance Piccolo(13)	124,600	*
John C. Rutherford(14)(19)	5,426,708	10.0
Samantha Trotman Burman(15)	94,091	*
Bruce F. Wesson(16)(18)	7,023,836	13.0
All Executive Officers and Directors as a group (14 persons)(17)	24,650,709	45.5
5% Stockholders
Galen Management, L.L.C.(18) 680 Washington Blvd, 11th Floor Stamford, CT 06901	7,002,362	12.9
Parthenon Capital, LLC (19) 265 Franklin Street, 18th Floor Boston, MA 02110	5,419,451	10.0
Grotech Capital Group VI, LLC(20) 9690 Deereco Road, Suite 800 Timonium, MD 20193	2,748,365	5.1
Welsh, Carson, Anderson & Stowe IX, L.P. (21) 320 Park Avenue, Suite 2500 New York, NY 10022	7,013,657	12.9

*	Less than one percent

(1)	Pursuant to regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, or has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2)	The address of each officer or director listed in the table above is: c/o MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022.

(3)	Includes (i) securities that Mr. Bardis may be deemed to beneficially own through the 2007 John Bardis Annuity Trust; (ii) 36,800 shares of common stock owned by immediate family members of Mr. Bardis; (iii) 120,000 shares of common stock held by the 2007 Judith Bardis Annuity Trust of which Judith Bardis, Mr. Bardis’s spouse, is trustee and sole beneficiary; (iv) 77,649 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008; and (v) 10,532 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(4)	Includes 53,958 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 8,907 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(5)	Does not include 19,200 shares beneficially owned by immediate family members of Mr. Glenn. Mr. Glenn disclaims beneficial ownership of such shares. Includes 23,470 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 4,161 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(6)	Includes 85,343 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 5,924 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(7)	Includes (i) 6,000 shares of common stock owned by immediate family members of Mr. Gressett; (ii) 29,419 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008; and (iii) 5,382 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(8)	Includes 19,315 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 3,105 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(9)	Includes 14,208 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 2,884 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(10)	Includes 5,730 shares of common stock directly held by Mr. Mackesy.

(11)	Includes (i) securities that Mr. Mulligan may be deemed to beneficially own through the Terrence J. Mulligan Living Trust; (ii) 28,702 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008; and (iii) 3,270 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date. Does not include 27,296 shares of common stock owned by immediate family members of Mr. Mulligan; Mr. Mulligan disclaims beneficial ownership of such shares.

(12)	Includes 3,000 shares of common stock owned by the spouse of Mr. Norman. Includes securities that Mr. Norman may be deemed to beneficially own through the Earl Norman Revocable Living Trust and the Earl Norman Grantor Retained Annuity Trust. Includes 18,653 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 2,884 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(13)	Includes 19,315 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 3,105 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(14)	Includes 15,097 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 2,994 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(15)	Includes 12,649 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 3,105 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(16)	Includes 36,315 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 3,215 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(17)	Includes 434,093 shares of common stock issuable upon the exercise of options exercisable as of August 15, 2008 and 59,468 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date. See notes 3-16 above.

(18)	Based upon a Schedule 13G filed with the SEC on February 14, 2008 by Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Galen Partners IV, L.P., Galen Partners International IV, L.P., Galen Employee Fund IV, L.P., Claudius, L.L.C., Claudius IV, L.L.C., Wesson Enterprises, Inc., Galen Management, L.L.C., Galen Investment Advisory Group L.L.C., Bruce F. Wesson, L. John Wilkerson, David Jahns and Zubeen Shroff.

(19)	Based upon a joint Schedule 13G filed with the SEC on February 14, 2008 by Parthenon Capital, LLC, PCIP Investors, Parthenon Investors, L.P. and John Rutherford.

(20)	Based upon a joint Schedule 13G filed with the SEC on February 14, 2008 by Grotech Partners VI, L.P., Grotech Capital Group VI, L.L.C., Frank A. Adams, Joseph R. Zell and Stuart D. Frankel.

(21)	Based upon a joint Schedule 13D filed with the SEC on June 12, 2008 by Welsh, Carson, Anderson & Stowe IX, L.P.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Company has adopted Standards of Business Conduct that apply to its directors and executive officers as well as to all employees of the Company. The Standards of Business Conduct are available free of charge on the Company’s website (www.medassets.com). Amendments to the Standards of Business Conduct or any grant of a waiver from a provision of the Standards of Business Conduct requiring disclosure under applicable rules promulgated by the SEC will also be disclosed on the Company’s website.

Board of Directors

Set forth below are the names of the persons nominated as directors as well as those whose terms do not expire this year, their ages (as of September 1, 2008), their offices in the Company, if any, background information about their principal occupations or employment and the length of their tenure as directors.

Name	Age	Position

John A. Bardis	52	Director (Chairman), President and Chief Executive Officer
Rand A. Ballard(3)	53	Director, Chief Operating Officer and Chief Customer Officer
Samantha Trotman Burman(1)	41	Director
Harris Hyman IV(1)	48	Director
Vernon R. Loucks, Jr.	73	Director
D. Scott Mackesy	40	Director
Terrence J. Mulligan(2)(3)	63	Director (Vice-Chairman)
Earl H. Norman	71	Director
C.A. Lance Piccolo(2)(3)	68	Director
John C. Rutherford(2)	58	Director
Bruce F. Wesson(1)	66	Director (Vice-Chairman)

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Governance and Nominating Committee.

John A. Bardis is the founder and has been Chairman, President and Chief Executive Officer of MedAssets, Inc. since its founding in June 1999. From 1978 to 1987 Mr. Bardis held several senior management positions with American Hospital Supply and Baxter International, including those of Vice President of Baxter’s Operating Room Division and General Manager of the Eastern Zone. In 1987, Mr. Bardis joined Kinetic Concepts, Inc. At the time of his departure as President in 1992, Kinetic Concepts was the largest specialty bed and medical equipment rental company in the United States. From 1992 to 1997, Mr. Bardis was President and CEO of TheraTx, Inc., a leading provider of rehabilitation services and operator of skilled nursing and post-acute care facilities. Mr. Bardis graduated with a B.S. in Business from the University of Arizona. He serves on the board of USA Wrestling, the national governing body for amateur wrestling, and the Health Careers Foundation. Mr. Bardis served as Team Leader of the U.S. Greco-Roman Wrestling Team for the 2008 Beijing Olympics.

Rand A. Ballard has served as our Chief Operating Officer and Chief Customer Officer since October 2006 and has been a director since 2003. Prior to serving as our Chief Operating Officer, Mr. Ballard served as President of Supply Chain Systems Inc. and led our sales team. Prior to joining MedAssets in November 1999, Mr. Ballard’s most recent experience was as Vice President, Health Systems Supplier Economics and Distribution for Cardinal Healthcare. Mr. Ballard holds an M.B.A. from Pacific Lutheran University with a triple major in finance, operations, and marketing. He was a deans’ list undergraduate at the U.S. Military Academy at West Point and holds a Bachelor of Science degree with concentration in nuclear physics, nuclear engineering, and business law. In addition to his position at MedAssets, Mr. Ballard serves as Chairman of the

Board of the Meals on Wheels Association of America Foundation, Chairman Elect of Healthcare Industry Group Purchasing Association (HIGPA), Vice President of Health Careers Foundation, a non-profit organization providing scholarships and low interest loans to non-traditional students pursuing a degree in the healthcare field, and Vice President of Hire Heroes USA, a non-profit organization designed to help veterans find jobs.

Samantha Trotman Burman has served as one of our directors since August 1999 and has served as a member of the audit committee of the Board of Directors since January 2000. From 1998 to 2003, Mrs. Burman worked as a Principal and then Partner at Parthenon Capital, a Boston-based private equity investment firm. From 1996 to 1998, Mrs. Burman served as Chief Financial Officer of Physicians Quality Care, a physician practice management firm. She served as an Associate at Bain Capital, a private equity investment firm, from 1993 to 1996. Mrs. Burman holds a M. Eng. and B.A. from Cambridge University in England, as well as, an M.B.A. with Distinction from Harvard Business School.

Harris Hyman IV has served as one of our directors and a member of the audit committee of the Board of Directors since March 2005. Mr. Hyman is a Principal of Flexpoint Ford LLC, a private equity firm focused on the healthcare and financial services sectors. From 2003 to 2007, Mr. Hyman served as a General Partner of Grotech Capital Group, a private equity firm where he was responsible for the firm’s healthcare investment activity. Prior to 2003, Mr. Hyman was a Managing Director of Credit Suisse First Boston, where he served as Co-Head of Healthcare Mergers and Acquisitions. Mr. Hyman serves on the board of directors of United BioSource Corporation. Mr. Hyman received a B.S.E. degree, magna cum laude, from Princeton University and an M.B.A. from Harvard Business School.

Vernon R. Loucks, Jr. has served as a director since September 2007. Mr. Loucks is Chairman of the Board of the Aethena Group, LLC, a health care merchant banking firm. Mr. Loucks is the retired chairman of Baxter International Inc., a healthcare company with operations in over 100 countries, where he held the title of chief executive officer from 1980 through 1998 and chairman of the board from 1987 through 1999. Mr. Loucks has also served as CEO of Segway LLC and Senior Fellow of the Yale Corporation and is currently a director of Affymetrix, Inc., Anheuser-Busch Companies, Inc., Emerson Electric Co. and Segway LLC. Mr. Loucks holds a bachelor’s degree in history from Yale University, a master’s degree from the Harvard Graduate School of Business Administration and is a veteran of the U.S. Marine Corps.

D. Scott Mackesy has served as a director since June 2008. Mr. Mackesy joined WCAS, a leading private equity firm focused on the healthcare and information and business services industries with over $16 billion under management, in 1998 and is currently a General Partner and a member of the Management Committee. Prior to joining WCAS, Mr. Mackesy was a Vice President in the Investment Research Department of Morgan Stanley Dean Witter, where he was responsible for coverage of the healthcare services industry. Mr. Mackesy currently serves on the board of directors of several privately held companies, including Ardent Health Services, Bausch & Lomb, Inc., Renal Advantage, Inc. and United Surgical Partners International, Inc.

Terrence J. Mulligan has served as one of our directors since June 1999, and currently serves as Vice-Chairman of our Board of Directors, and Chairman of our senior advisory board. Additionally, he serves as Chairman of the compensation committee and Chairman of the governance and nominating committee. Mr. Mulligan retired in 1996 from Baxter International after serving 26 years with the company where he was Group Vice-President of Health Systems, and prior to that he was Senior Vice-President of Corporate Sales and Marketing. He was a member of the Senior Management Committee and Operating Management Committee at Baxter International. Mr. Mulligan is a director of Wellmark, Inc., headquartered in Des Moines, Iowa. Mr. Mulligan serves on the Board of Visitors of the Henry B. Tippie College of Business, The University of Iowa. Mr. Mulligan holds a B.S.S.E. from The University of Iowa. From 1968 until 1970, he served in the United States Army, stationed in West Germany. As a first lieutenant, he was awarded the Army Commendation Medal for Meritorious Service in Europe.

Earl H. Norman has served as one of our directors since our acquisition of Health Services Corporation of America in May 2001. Mr. Norman began his healthcare career in 1969 with the founding of what eventually became Health Services Corporation of America. In 1990, Mr. Norman founded Health Careers Foundation, an independent not-for-profit public foundation that provides financial assistance to individuals pursuing a healthcare education, and continues to serve as a board member. Mr. Norman has served as the CEO and Board Chairman of Benton Hill Investment Company, a developer of commercial real estate since May 2001 and is the owner of Lorimont Place Ltd., a commercial real estate company in Cape Girardeau, Missouri.

C.A. Lance Piccolo has served as one of our directors since April 2004. Mr. Piccolo is the President and Chief Executive Officer of HealthPic Consultants, Inc., a private consulting company, since September 1996. From August 1992 until September 1996, he was Chairman of the Board and Chief Executive Officer of Caremark International Inc. Mr. Piccolo serves on the board of directors of American TeleCare, Chemtura Corporation, CVS Caremark Corporation, Lake Forest Hospital Foundation, NovaMed, Inc. and Physiotherapy Corporation. He is a trustee of Boston University and a member of the Kellogg Graduate School of Management Advisory Board of Northwestern University. Mr. Piccolo holds a Bachelor of Science degree from Boston University.

John C. Rutherford has served as one of our directors and has served as a member of the compensation committee of the Board of Directors since August 1999. From 1998 to the present, Mr. Rutherford has served as a Managing Partner of Parthenon Capital, a private equity investment firm. From 1991 to 1998, Mr. Rutherford was the Chairman of the Parthenon Group, a consulting firm. A native of Wellington, New Zealand, Mr. Rutherford holds a B.E. (1st Class Honors) degree from the University of Canterbury, an M.S. in Computer Science from the University of Connecticut and an M.B.A. from Harvard Business School.

Bruce F. Wesson has served as one of our directors since June 1999 and currently serves as Vice- Chairman of our Board of Directors and Chairman of the audit committee of our Board of Directors. Mr. Wesson has been a Partner of Galen Associates, a healthcare venture firm, and a General Partner of Galen Partners III, L.P. since January 1991. Prior to his association with Galen, Mr. Wesson served as Senior Vice President and Managing Director in the Corporate Finance Division of Smith Barney, an investment banking firm. He currently is a director for Chemtura Corporation, Derma Sciences, Inc., Acura Pharmaceuticals, Inc., and several privately held companies. Mr. Wesson holds a B.A. from Colgate University and a M.B.A. from Columbia Graduate Business School.

Term of Directors and Composition of Board of Directors; Independent Directors

The Board of Directors consists of eleven directors. In accordance with the terms of our amended and restated certificate of incorporation, the Board of Directors is divided into three staggered classes of directors of, as nearly as possible, the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

The division of the three classes and their respective re-election years are as follows:

•	the Class I directors’ term will expire at the annual meeting of stockholders to be held in 2008 (our Class I directors are Messrs. Loucks, Norman and Rutherford and Mrs. Burman);

•	the Class II directors’ term will expire at the annual meeting of stockholders to be held in 2009 (our Class II directors are Messrs. Ballard, Piccolo and Wesson); and

•	the Class III directors’ term will expire at the annual meeting of stockholders to be held in 2010 (our Class III directors are Messrs. Bardis, Hyman, Mackesy and Mulligan).

Our amended and restated certificate of incorporation authorizes our Board of Directors to fix the number of directors from time to time by a resolution of the majority of our Board of Directors. Our amended and restated by-laws, which may be amended by our Board of Directors, provide that the number of directors will be not less than three nor more than 15. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2009 Annual Meeting of Stockholders, he or she must use the procedures as set forth in our by-laws (see also “Stockholder Communications with the Board of Directors” below.) If a stockholder wishes simply to propose a candidate for consideration as a nominee by the governance and nominating committee, it should submit any pertinent information regarding the candidate to the governance and nominating committee in care of the Company’s Corporate Secretary by mail at: MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022.

Our Board of Directors has determined that each of our non-management directors is “independent” as defined under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ Global Select Market rules.

Board Operations and Meetings

The Board of Directors met eight times during the fiscal year ended December 31, 2007. Each incumbent director who served during such period attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee of which they were members during such period.

The Company does not have a formal policy with regard to Board member attendance at the annual stockholders’ meeting. All directors are encouraged to attend each annual stockholders’ meeting. The Annual Meeting is our first annual stockholders’ meeting since our initial public offering.

The Board’s operation and responsibilities are governed by the Company’s Certificate of Incorporation, by-laws, charters for the Board’s standing committees and Delaware law. Our certificate of incorporation and by-laws generally eliminate the personal liability of our directors for breaches of fiduciary duty as a director and indemnify directors and officers to the fullest extent permitted by Delaware law.

We have also entered into indemnity agreements with each of our directors and executive officers, which provide for mandatory indemnity of an executive officer or director for any “claims” they may be subject to by reason of the fact that the indemnitee is or was an executive officer or director of ours, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests and, in the case of a criminal proceeding, the indemnitee had no reasonable cause to believe that the indemnitee’s conduct was unlawful. These agreements also obligate us to advance expenses to an indemnitee provided that the indemnitee will repay advanced expenses in the event the indemnitee is not entitled to indemnification. Indemnitees are also entitled to partial indemnification and indemnification for expenses incurred as a result of acting at our request as a director, officer or agent of a corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise owned or controlled by us.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the above statutory provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and persons who beneficially own more than ten percent of our common stock are required to file reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of reports furnished to the Company through the date hereof, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with during the fiscal year ended December 31, 2007 except that Galen Management, L.L.C., a beneficial owner of more than ten percent of the company’s common stock, failed to file a timely Form 3 on December 12, 2007. Galen Management, L.L.C. filed its report on Form 3 on December 17, 2007.

Non-Employee Director Compensation

All members of our Board of Directors will be reimbursed for reasonable expenses and expenses incurred in attending meetings of our Board of Directors. Historically, directors have been compensated for their service on our Board of Directors through periodic grants of stock option awards, with the timing and specific number determined by the discretion of the Board. On September 10, 2007, each director was granted an award of 20,000 options (with the exception of Mr. Loucks who was awarded 40,000 options on September 17, 2007 as a new board member). All of these options vest in equal installments over the course of 36 months and expire ten years after the grant date. The grant date fair value of each option in these awards was $4.40 for a total grant date fair value of $88,000 for each director ($4.13 and $165,200 for Mr. Loucks) as computed in accordance with SFAS No. 123(R). The table below includes compensation information for our non-management directors for 2007.

2007 Non-Management Director Compensation Table

	Option	All Other		Total	Option Awards
Name of Director	Awards ($)(1)	Compensation ($)		($)	Outstanding(2)

Samantha Trotman Burman	68,065	—		68,065	30,558
Harris Hyman IV	68,065	—		68,065	37,224
Vernon R. Loucks, Jr.(3)	33,611	—		33,611	40,000
Casey Lynch(4)	93,524	—		93,524	—
D. Scott Mackesy(5)	—	—		—	—
Terrence J. Mulligan	68,065	3,303	(6)	71,368	46,114
Earl H. Norman	68,065	—		68,065	37,224
C.A. Lance Piccolo	68,065	—		68,065	37,224
John C. Rutherford	68,065	—		68,065	33,337
Bruce F. Wesson	68,065	—		68,065	53,893
L. John Wilkerson(4)	96,480	—		96,480	—

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each non-management director, in 2007 as well as other prior fiscal years, in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no actual forfeitures in 2007. These amounts reflect the accounting expense for these stock option awards and do not correspond to the actual value that may be received by the non-management directors. For information on the valuation assumptions utilized with respect to 2007 and prior year stock option grants, refer to Note 10 in our consolidated financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(2)	This column contains the aggregate number of stock option awards for each non-management director outstanding (both vested and unvested) as of December 31, 2007.

(3)	Mr. Loucks became a director in September 2007.

(4)	Dr. Wilkerson is a founder and Managing Director of Galen Partners, a founding investor in the Company. He has served as a director since our founding in June 1999. His contributions to John Bardis, the management team and the Board of Directors have been invaluable. Dr. Wilkerson resigned from the Board of Directors on August 20, 2007, as did Casey Lynch, a partner in Parthenon Capital. The compensation committee authorized the immediate vesting of all unvested options held by Messrs. Wilkerson and Lynch at the time of their resignation from the Board. All such options were subsequently exercised in 2007.

(5)	Mr. Mackesy became a director in June 2008.

(6)	This amount represents cash dividends earned in 2007 upon the vesting of restricted shares beneficially owned by Mr. Mulligan through his service on the company’s senior advisory board.

BOARD COMMITTEES

Our Board of Directors has established an audit committee, a compensation committee and a governance and nominating committee. Our Board may establish other committees from time to time to facilitate the management of our company.

AUDIT COMMITTEE

Our audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. Our audit committee (i) assists our Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit function and independent auditors; (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (iii) provides a medium for consideration of matters relating to any audit issues; and (iv) prepares the audit committee report that the SEC rules require be included in our annual proxy statement or annual report on Form 10-K. The members of our audit committee for the fiscal year ended December 31, 2007 were Bruce Wesson, Harris Hyman and Samantha Trotman Burman. Mr. Wesson is our audit committee chairman. Mrs. Burman is a financial expert under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Our audit committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available free of charge on the Company’s website (www.medassets.com). Our audit committee held 14 meetings during the fiscal year ended December 31, 2007.

Pre-Approval Policies and Procedures

Pursuant to its charter, our audit committee is responsible for reviewing and pre-approving all audit and non-audit services provided by BDO Seidman, LLP and permitted non-audit services. The audit committee may delegate pre-approval authority to the chairman of the audit committee, in which case such approval must be presented to the full audit committee at its next scheduled meeting. The audit committee pre-approved all audit, audit-related, tax and other services provided by BDO Seidman, LLP for the recently completed fiscal year.

Auditors’ Service Fees

The following is the breakdown of aggregate fees billed by the auditors to the Company for professional services in the last two fiscal years.

Description	2006	2007

Audit Fees(1)	$380,188	$1,486,236
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$380,188	$1,486,236

(1)	In 2007, Audit Fees include approximately $861,000 of fees billed in association with our initial public offering (inclusive of quarterly reviews).

Report of the Audit Committee of the Board of Directors

Our audit committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the fiscal year ended December 31, 2007. In addition, our audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The independent registered public accounting firm provided to the audit committee the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards

Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The audit committee has reviewed and discussed with the independent registered public accounting firm the firm’s independence and has considered the compatibility of any non-audit services with the auditors’ independence.

Based on its review of the audited financial statements and the various discussions referred to above, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2007.

Bruce F. Wesson, Committee Chair
Harris Hyman IV
Samantha Trotman Burman

GOVERNANCE AND NOMINATING COMMITTEE

Our governance and nominating committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors; advises our Board of Directors with respect to board composition, procedures and committees; recommends directors to serve on each committee; oversees the evaluation of our Board of Directors and our management; and develops, reviews and recommends corporate governance guidelines. The governance and nominating committee reviews and evaluates, at least annually, the performance of the Board and its committees. The members of our governance and nominating committee for the fiscal year ended December 31, 2007 were Messrs. Mulligan, Piccolo and Ballard. Mr. Mulligan is our governance and nominating committee chairman. Our governance and nominating committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available free of charge on the Company’s website (www.medassets.com). Our governance and nominating committee held no formal meetings during the fiscal year ended December 31, 2007.

Director Candidate Nominating Procedures

The Governance and Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. For all potential candidates, the Governance and Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, industry-specific knowledge, possible conflicts of interest, general reputation and expertise, the extent to which the candidate would fill a present need on the Board of Directors. In addition, while not required of any one candidate, the Governance and Nominating Committee considers favorably experience, education, training or other expertise in business or financial matters and prior experience serving on the boards of public companies. Collectively, the composition of the Board must meet the applicable NASDAQ listing requirements. In evaluating any candidate for director nominee, the Governance and Nominating Committee also evaluates the contribution of the proposed nominee toward compliance with the applicable NASDAQ listing standards.

After a possible candidate is initially evaluated by the Board, the individual may be invited to meet with various members of the Governance and Nominating Committee and other members of the Board who evaluate the candidate’s credentials, experience, interest and willingness to serve. Board members discuss these issues amongst themselves as well as the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2009 Annual Meeting of Stockholders using the procedures set forth in the by-laws, it must follow the procedures described in “Stockholder Proposals — 2009 Annual Meeting.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit any pertinent information regarding the candidate to the Governance and Nominating Committee by mail at 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022 (c/o MedAssets, Inc.).

COMPENSATION COMMITTEE

Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and setting compensation of these officers based on such evaluations. The compensation committee also produces a report on executive officer compensation as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K. The members of our compensation committee for the fiscal year ended December 31, 2007 were Terrence Mulligan, John Rutherford and Lance Piccolo. Mr. Mulligan is our compensation committee chairman. Our compensation committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available free of charge on the Company’s website (www.medassets.com). Our compensation committee held four meetings during the fiscal year ended December 31, 2007.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or compensation committee. In 2007, we did not enter into or materially modify any contractual arrangements with any member of our compensation committee or their affiliates.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

We are committed to prudent financial stewardship. Our compensation philosophy and practices reflect this commitment as we seek to align the interests and incentives of our employees with those of our shareholders through a pay-for-performance compensation program that serves to attract and retain outstanding people. Accordingly, the compensation of each NEO is derived from the achievement of Company-wide performance objectives which are determined each year based on our operating budget. The specific measurements upon which compensation in 2007 was based are discussed further below.

We believe compensation plans that are tied to financial performance are the optimum way of providing incentives to each NEO. We believe these goals are linked to performance elements that are within each NEO’s control and reward behaviors which drive long-term stockholder value.

Determination of NEO Compensation

Peer Group Benchmarking

We must compete to recruit and retain each NEO. Accordingly, we benchmark ourselves against published pay survey compensation data and companies with similar characteristics, whom we refer to as the Compensation Peers. In gathering compensation information in 2006, we focused on the Compensation Peers identified below, supplemented by data readily available from published pay surveys, including surveys published by Watson Wyatt, Mercer Human Resource Consulting and other similar data providers. This same benchmarking information was also used for decision making in 2007. We regularly review the composition of the Compensation Peers and make adjustments as necessary.

Compensation Peers (for 2006 and 2007):

•	Allscripts Healthcare Solutions	•	Ansys, Inc.

•	Altiris, Inc.	•	Ariba, Inc.

•	Blackbaud, Inc.	•	Matria Healthcare, Inc.

•	Cerner Corporation	•	Microstrategy, Inc.

•	Computer Programs & Systems, Inc.	•	NDCHealth Corporation

•	Eclipsys, Inc.	•	Per-Se Technologies, Inc.

•	Epicor Software Corporation	•	Progress Software Corporation

•	Eresearchtechnology, Inc.	•	Quality Systems, Inc.

•	Express Scripts Inc.	•	Sapient Corporation

•	HealthExtras, Inc.	•	Serena Software, Inc.

•	Healthways, Inc.	•	The Trizetto Group, Inc.

•	IDX Systems Corporation	•	United Surgical Partners International

•	Internet Security Systems, Inc.	•	Websense, Inc.

•	Lawson Software, Inc.	•	Wind River Systems, Inc.

The Compensation Peers were selected based on a number of factors, including comparable revenue size ranging between 50% and 200% of our revenue in our most recent fiscal year, companies with business models similar to ours, and other comparable companies. We take into account differences in size, market, market capitalization, earnings and revenue growth, stage of growth, and other attributes when comparing our compensation practices with those of the Compensation Peers.

We consider pay that is within 10% of the market median to be competitive for the purposes of recruiting and retaining qualified executives, although some high-performing executives may command compensation above the median in accordance with our “pay-for-performance” philosophy. Salary benchmarking and alignment are important to our overall compensation program, as each NEO’s annual cash incentive opportunity is denominated as a percent of salary, and is a key component of our compensation strategy to drive stockholder value through each NEO’s performance. Benefits which are generally available to all employees are analyzed annually to ensure we remain competitive.

Role of Compensation Consultants

Data on the compensation practices of the Compensation Peers is gathered from publicly available information. Because these sources traditionally have not included information with respect to target total cash compensation, our compensation committee of the Board of Directors utilizes a third-party compensation consulting firm, Pearl Meyer & Partners, for this purpose as well as to gather data from the pay survey sources noted above with respect to salary and annual incentive targets.

Role of the Compensation Committee and CEO

Our compensation committee oversees our overall compensation program and practices including the design of our compensation components and the actual compensation paid to each NEO. Typically Mr. Bardis meets with the compensation committee and makes initial compensation recommendations with respect to each NEO. Mr. Bardis shares with the compensation committee his evaluation of each executive with respect to recent contributions and performance, strengths and weaknesses, as well as career development and succession plans. His recommendations are based, in part, on the compensation benchmark information previously discussed, which is reviewed separately by the compensation committee. The members of the compensation committee are also able to make their own assessments of each NEO’s performance in meetings with the executives at various times during the year. The NEOs are not present at the time the recommendations are made. In each case, the compensation committee takes into account the scope of the NEO’s responsibilities and experience; considers these in the context of compensation paid by the Compensation Peers as well as other companies with which we compete; and approves compensation for each NEO, other than Mr. Bardis.

With respect to Mr. Bardis, the compensation committee makes a recommendation to the Board of Directors, which makes the final determination concerning Mr. Bardis’ compensation.

Compensation Components

Compensation for our NEOs consists of the following elements:

•	Salary;

•	Annual cash incentive opportunities;

•	Equity awards; and

•	Other compensation.

Aggregate compensation for each NEO is designed to be competitive with executives serving in a comparable capacity at the Compensation Peers, as well as to align each NEO’s interests with the interests of our stockholders. We incorporate both short-term performance elements (salary and annual cash-based incentive opportunities) which reward the achievement of desired annual financial performance and long-term performance elements (equity awards) which reward the achievement of sustained long-term financial performance. Various forms of other compensation are also evaluated and incorporated as deemed necessary.

We do not arbitrarily set a fixed weighting to any individual component of compensation, as we believe that aggregate compensation for each NEO must be specifically tailored to meet the competitive characteristics over time applicable to each NEO’s unique role, as well as the performance of the business function or unit for which each NEO is responsible.

Salary

Salaries for our executive officers are defined in employment agreements which are subject to review on an annual basis by the compensation committee. With respect to the salary of Mr. Bardis, the compensation committee makes a recommendation to the Board of Directors, which makes the final determination. The determination of salaries for NEOs other than Mr. Bardis are based on his recommendations, which are based on information gathered by the compensation committee’s compensation consultants, Pearl Meyer & Partners, as well as data obtained through recent recruitment efforts, if appropriate and applicable, and the internal executive compensation structure to determine both internal and external competitiveness.

The annual salary for Mr. Hunn was increased by the compensation committee from $194,096 to $250,000 following his promotion to Chief Financial Officer in June 2007, and the annual salary for Mr. Gressett was increased by the compensation committee from $161,517 to $200,000 following his promotion to Chief Accounting Officer in June 2007, in each case to reflect such NEO’s added responsibilities as a result of the promotion. The compensation committee made no further adjustments to other NEO salaries in 2007.

Salary earned by each NEO in 2007 is shown in the “2007 Summary Compensation Table” below.

Annual Cash Incentive Opportunities

In 2007, the NEOs participated in our annual cash incentive opportunity program. The starting point is the establishment of a target cash incentive, which is a specific percentage of each NEO’s salary. The target cash incentive is defined in the employment agreement of each of our executive officers and is subject to review on an annual basis by the compensation committee. Target considerations are based on analysis of the practices of the Compensation Peers whereby our cash compensation objective is to pay an amount no less than the 45th percentile and then adjust accordingly based on recent NEO performance.

Mr. Bardis makes target recommendations for each other NEO, although the compensation committee makes the final determination in all cases other than for Mr. Bardis, for whom the Board of Directors makes the final determination. Each NEO’s target is approved by the compensation committee early in the year, although a change in an NEO’s responsibilities or his extraordinary performance over the course of the year could result in the compensation committee acting to modify his target (i.e., the percentage of salary).

The following chart shows each NEO’s target cash incentive for 2007 (stated as a percentage of salary).

2007 Target
Name of Executive	Cash Incentive
(As a % of salary)

John A. Bardis	60%
L. Neil Hunn(1)	40%
Rand A. Ballard	50%
Jonathan H. Glenn	37%
Scott E. Gressett(1)	35%
Howard W. Deichen(1)	20%

(1)	Mr. Hunn’s 2007 target cash incentive was increased by the compensation committee from 25% to 40% following his promotion to Chief Financial Officer in June 2007. Mr. Gressett’s 2007 target cash incentive was increased by the compensation committee from 25% to 35% following his promotion to Chief Accounting Officer in June 2007. Mr. Deichen’s 2007 target cash incentive was reduced by the compensation committee from 43% to 20% as a result of his change in role and responsibilities in the company.

Each NEO is a member of a larger corporate pool (the “Pool”) and earns his target cash incentive based on the degree to which certain of our annual financial performance objectives, as described below, are achieved (subject to adjustment by the compensation committee).

The Pool is initially funded (in an amount equal to 25% of each person’s target cash incentive) if the Company achieves 87% of the Company’s budgeted consolidated Adjusted EBITDA for the fiscal year. Funding increases on a straight line basis thereafter based on achievement greater than 87% up to 100%. If 100% of the Company’s budgeted consolidated Adjusted EBITDA is achieved, then the Pool is fully funded. If greater than 100% (over-achievement) of the Company’s budgeted consolidated Adjusted EBITDA is achieved, then 10% of any over-achievement amount is eligible for funding to the Pool as determined by the compensation committee.

The compensation committee, in its discretion, may make adjustments to an NEO’s cash incentive payout. Additionally, the compensation committee, in its discretion, may also choose to authorize that additional cash awards be provided to NEOs for outstanding individual performance, which constitutes significant accomplishments achieved in part or in full by the NEO in helping to advance the business. For 2007, as with prior years, individual performance goals and objectives were not formally pre-established and documented for each NEO. Rather, the compensation committee’s review involved obtaining an understanding of the specific significant contributions made by each NEO.

The Company’s actual consolidated Adjusted EBITDA in 2007 was $60,571,000, which was in excess of 87% of the Company’s budgeted consolidated Adjusted EBITDA. As a result of this achievement, the Pool was funded in an amount equal to 34% of each NEO’s target cash incentive. In addition, based on each NEO’s significant accomplishments in 2007, as described below, the compensation committee exercised its discretion and awarded an additional discretionary cash bonus award to each NEO. The actual amount of each NEO’s 2007 bonus is shown in the “2007 Summary Compensation Table” and associated notes below. Each NEO’s specific significant accomplishments considered by the compensation committee in connection with exercising its discretion to pay additional bonus amounts were as follows:

•	Mr. Bardis’s outstanding performance in 2007 was demonstrated by the leadership and direction he provided in the planning and execution of the initial public offering, the 2007 re-financing and integration of the revenue cycle businesses.

•	Mr. Hunn’s outstanding performance in 2007 was demonstrated by the leadership and direction he provided in the planning and execution of the initial public offering, the 2007 re-financing and integration of the revenue cycle businesses.

•	Mr. Ballard’s outstanding performance in 2007 was demonstrated by the leadership and direction he provided in the execution of the initial public offering and the integration of the revenue cycle businesses and sales forces.

•	Mr. Glenn’s outstanding performance in 2007 was demonstrated by the leadership and direction he provided in the planning and execution of the initial public offering and his work with the Board and its committees as corporate secretary.

•	Mr. Gressett’s outstanding performance in 2007 was demonstrated by the leadership and direction he provided in the planning and execution of the initial public offering, the 2007 re-financing and integration of the revenue cycle businesses.

•	Mr. Deichen’s outstanding performance in 2007 was demonstrated by the leadership and direction he provided in the planning and execution of the initial public offering and the 2007 re-financing.

Equity Awards

Historically, we have used equity compensation in the form of stock option awards to motivate and reward our NEOs for the achievement of sustained financial performance and the enhancement of stockholder value. Award size and frequency are reviewed annually and are based on competitiveness with the previously defined competitive market as well as each NEO’s demonstrated level of performance over time. In making individual awards, the compensation committee considers the recent performance of each NEO, the value of the NEO’s previous awards and our views on NEO retention and succession planning. Equity awards are granted pursuant to our 2004 Long-Term Incentive Plan, which was originally adopted by our Board of Directors and approved by stockholders in 2004.

As with cash compensation, Mr. Bardis recommends equity awards for each other NEO to the compensation committee for its consideration. Equity awards typically fall into three categories for NEOs:

•	awards related to the hiring of an executive officer;

•	awards related to individual performance of the executive officer; and

•	awards related to the promotion of an executive officer.

For 2007, as with prior years, individual performance goals and objectives were not formally pre-established and documented for each NEO. Rather, the compensation committee’s consideration involved obtaining an understanding of the historic and recent specific significant contributions made by each NEO along with any NEO promotions which occurred during the period.

Based on the outstanding performance exhibited and including the promotions of certain of our NEOs (as noted below) in 2007, the compensation committee granted stock option awards as detailed in the “2007 Grants of Plan-Based Awards Table” and associated footnotes below. The specific significant accomplishments and promotions taken into consideration by the compensation committee were as follows:

•	Mr. Bardis’ strategic leadership of the executive team culminating in the company’s initial public offering;

•	Mr. Ballard’s role in the integration of the revenue cycle businesses and sales forces;

•	Messrs. Hunn, Glenn and Gressett’s roles in leading the efforts of the initial public offering;

•	Mr. Hunn’s promotion to Chief Financial Officer; and

•	Mr. Gressett’s promotion to Chief Accounting Officer.

See the “Outstanding Equity Awards Table (as of December 31, 2007)” for all outstanding NEO equity award grants.

Other Compensation

Retirement and Other Benefits.  The MedAssets, Inc. Retirement Savings Plan, or the Savings Plan, is a tax-deferred qualified defined contribution retirement savings plan in which the NEOs are eligible to participate along with other employees. The Savings Plan has the following major provisions:

•	contributions are made on a tax-deferred basis;

•	for 2007, participants could contribute up to $15,500 of total compensation if under the age of 50 or $20,500 if age 50 or older;

•	contributions are limited and governed by the Internal Revenue Code of 1986, as amended, or the Code;

•	we matched 100% of the first three percent of a participant’s base pay as contributed by each participant to the Savings Plan; and

•	all participant contributions vest immediately; our matching contribution vests equally over a 5-year period starting with the participant’s date of hire.

We do not have any other deferred compensation or supplemental executive retirement plans.

Perquisites.  We provide various company subsidized perquisites to certain of our NEO’s, which are limited to those perquisites we and the compensation committee believe are reasonable and consistent with our overall compensation philosophy, specifically those which help support our ability to remain competitive and retain the services of our NEOs. The dollar value of these benefits constitutes a small percentage of each NEO’s total compensation and includes the following types for 2007:

•	Life and disability insurance premiums;

•	Financial counseling;

•	Auto allowance;

•	Membership to local country clubs;

•	Heath screenings; and

•	Health insurance premiums.

Other compensation earned by each NEO in 2007 is shown in the “2007 Summary Compensation Table” and associated footnotes below.

Employment Agreements

On August 21, 2007, we entered into employment agreements with Messrs. Bardis, Hunn, Ballard, Glenn and Gressett on terms and conditions that the compensation committee determined were necessary and advisable for the long-term retention of these key executives, particularly in the event of a change in control of the company. The terms include severance payments in the event of a separation from service to the Company under certain conditions (which payments are increased in the event that the separation occurs within two years after a change in control). These agreements replaced the existing agreements of Messrs. Bardis and Ballard. See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and the “Potential Payments Upon Termination or Change In Control” section below for more information on these employment agreements.

2008 — NEO Cash Incentive Opportunities

As with past years, in 2008, NEOs as members of a larger corporate pool, will have the opportunity to earn cash incentives based on the company’s achievement of certain financial objectives. The following is a summary of the cash incentive opportunities for each of our NEOs in 2008 (subject to adjustment based on the discretion of the compensation committee).

Pool funding for 2008 begins if the Company achieves 96% of budgeted consolidated Adjusted EBITDA and increase on a straight line basis up to 100% achievement, in which case the Pool is fully funded. If over-achievement of budgeted consolidated Adjusted EBITDA occurs, 10% of any over-achievement amount is eligible for funding to the Pool as determined by the compensation committee. Assuming achievement or over-achievement has occurred, the compensation committee then evaluates individual NEO performance and determines the level at which target cash incentives (related to achievement) and any additional cash incentives (related to over-achievement) have been earned and are to be paid to each NEO.

We and the compensation committee view the 2008 budgeted consolidated Adjusted EBITDA target as aggressive yet achievable, contingent upon many factors including but not limited to the successful integration of our recently acquired businesses and sales forces, development of our new products and services and the development and execution of customer wins. Since the budgeted consolidated Adjusted EBITDA for 2008 is highly sensitive data, we do not disclose specific budgeted amounts and targets because we believe that such disclosure would result in serious competitive harm.

See “Annual Cash Incentive Opportunities” above for more information.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of MedAssets, Inc., have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the current members of the MedAssets Compensation Committee consisting of:

Terrence J. Mulligan, Chairman
C.A. Lance Piccolo
John C. Rutherford

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the name, age and position as of September 1, 2008 of each executive officer of the Company who is not also a director or director nominee.

Name	Age	Position

L. Neil Hunn	36	Executive Vice President and Chief Financial Officer
Jonathan H. Glenn	58	Executive Vice President and Chief Legal and Administrative Officer
Scott E. Gressett	38	Senior Vice President and Chief Accounting Officer

L. Neil Hunn has served as our Chief Financial Officer since June 2007. Mr. Hunn joined MedAssets as Vice President of Business Development in October 2001 and was named Senior Vice President of Business Development in 2005. Later, Mr. Hunn served as President, MedAssets Net Revenue Systems. Prior to joining MedAssets, Mr. Hunn worked for CMGI, Inc., the Parthenon Group, and Deloitte Consulting. Mr. Hunn received his M.B.A. from Harvard University in 1998 and graduated summa cum laude from Miami University (Ohio) with degrees in Finance and Accounting.

Jonathan H. Glenn has served as our Chief Legal and Administrative Officer since March 2000. From 1998 until joining MedAssets, Mr. Glenn was a principal of The Vine Group, LLC, a business consulting firm concentrating on healthcare and information technology. From 1994 until March 1997, Mr. Glenn served as Vice President and General Counsel of TheraTx, Inc. Mr. Glenn received his law degree from the University of Virginia School of Law.

Scott E. Gressett has served our Chief Accounting Officer since June 2007. Mr. Gressett joined MedAssets at its founding in 1999 as Vice President of Finance and Corporate Controller and served in such capacity until he was named Senior Vice President of Finance in October 2004. From 1995 until June 1999, Mr. Gressett held Controller positions with companies in the manufacturing and family entertainment industries. In addition, Mr. Gressett has previously worked for Ernst & Young, LLP serving clients in the healthcare and manufacturing industries. Mr. Gressett is a Certified Public Accountant and graduated from Texas A&M University with a degree in Accounting.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following table sets forth the cash and non-cash compensation paid or incurred on our behalf to our chief executive officer and chief financial officer (including any individual who served in either capacity during the year) and each of our other executive officers:

2007 Summary Compensation Table

					Option		Non-Equity		All Other
	Fiscal				Award(s)		Incentive Plan		Compensation
Name and Position	Year	Salary ($)	Bonus ($)		($)		Compensation ($)		($)		Total ($)

John A. Bardis	2007	400,000	230,000	(2)	148,749	(1)	60,000	(2)	34,345	(3)	873,094
Chairman of the Board,	2006	400,000	50,000	(4)	58,902		285,600		18,802		813,304
President and Chief Executive Officer
L. Neil Hunn(5)	2007	223,484	100,000	(2)	82,546	(1)	25,000	(2)	6,697	(3)	437,727
Senior Vice President and	2006	194,096	10,000	(4)	14,796		57,744		13,002		289,638
Chief Financial Officer
Rand A. Ballard	2007	305,000	114,375	(2)	148,749	(1)	38,125	(2)	17,659	(3)	623,908
Chief Operating Officer and	2006	305,000	320,000	(4)	58,902		203,588		138,264		1,025,754
Chief Customer Officer
Jonathan H. Glenn	2007	235,465	91,600	(2)	43,794	(1)	22,200	(2)	6,212	(3)	399,271
Executive Vice President	2006	240,000	—		19,728		105,672		9,482		374,882
and Chief Legal and Administrative Officer
Scott E. Gressett(5)	2007	183,515	77,500	(2)	67,067	(1)	17,500	(2)	5,506	(3)	351,088
Senior Vice President, Chief Accounting Officer
Howard W. Deichen(5)	2007	290,000	30,000	(2)	58,242	(1)	10,000	(2)	37,043	(3)	425,285
Executive Vice President	2006	290,000	45,000	(4)	39,456		148,393		27,208		550,057

(1)	These dollar amounts were recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each NEO, in 2007 as well as other prior fiscal years, in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no actual forfeitures in 2007. These amounts reflect the accounting expense for these stock option awards and do not correspond to the actual value that may be received by the NEOs. For information on the valuation assumptions utilized with respect to 2007 and prior year stock option grants, refer to Note 10 in our consolidated financial statements for the fiscal year ended 2007 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. All options granted in 2007 to the NEOs are reported in the 2007 Grants of Plan-Based Awards Table.

(2)	The Company’s actual consolidated Adjusted EBITDA in 2007 was $60,571,000, which was in excess of 87% of the Company’s budgeted consolidated Adjusted EBITDA. As a result of this achievement, the Pool was initially funded in an amount equal to 25% of each NEO’s target cash incentive. In addition, based on each NEO’s significant accomplishments in 2007, the compensation committee exercised its discretion and awarded an additional discretionary cash bonus award to each NEO. For more information on the 2007 annual cash incentive program and the significant individual accomplishments of the NEOs in 2007, refer to “Annual Cash Incentive Opportunities” above.

Mr. Bardis’s cash incentive amount was $81,600, consisting of 34% of Mr. Bardis’ target cash incentive of $240,000 (based on 60% of his salary). Mr. Bardis’s bonus amount was $208,400, a discretionary cash award approved by the compensation committee, representing the remaining 66% of Mr. Bardis’ target cash incentive of $158,400, as well as an additional sum of $50,000.

Mr. Hunn’s cash incentive amount was $34,000, consisting of 34% of Mr. Hunn’s target cash incentive of $100,000 (based on 40% of his salary). Mr. Hunn’s bonus amount was $91,000, a discretionary cash award recommended by Mr. Bardis and approved by the compensation committee, consisting of the remaining 66% of Mr. Hunn’s target cash incentive of $66,000, as well as an additional sum of $25,000.

Mr. Ballard’s other compensation was $17,659, consisting of the total amount of matching contributions made by the Company on his behalf related to the Savings Plan ($7,338) and company subsidized life and disability insurance premiums ($2,973), financial counseling ($6,430), membership to a local country club and health insurance premiums.

Mr. Glenn’s other compensation was $6,212, the total amount of matching contributions made by the Company on his behalf related to the Savings Plan. The total value of all perquisites and personal benefits received by Mr. Glenn in 2007 did not exceed $10,000.

Mr. Gressett’s other compensation was $5,506, the total amount of matching contributions made by the Company on his behalf related to the Savings Plan. The total value of all perquisites and personal benefits received by Mr. Gressett in 2007 did not exceed $10,000.

Mr. Deichen’s other compensation was $37,043, consisting of the total amount of matching contributions made by the Company on his behalf related to the Savings Plan ($8,969) and company subsidized life and disability insurance premiums ($3,693), financial counseling ($7,425), automobile allowance ($14,490) and health insurance premiums.

(3)	Mr. Bardis’ other compensation was $34,345, consisting of the total amount of matching contributions made by the Company on his behalf related to the Savings Plan ($9,184) and company subsidized life and disability insurance premiums ($3,498), financial counseling ($17,955), health insurance premiums ($2,789) and health screenings.

Mr. Hunn’s other compensation was $6,697, the total amount of matching contributions made by the Company on his behalf related to the Savings Plan. The total value of all perquisites and personal benefits received by Mr. Hunn in 2007 did not exceed $10,000.

Mr. Ballard’s other compensation was $17,659, consisting of the total amount of matching contributions made by the Company on his behalf related to the Savings Plan ($7,338) and company subsidized life and disability insurance premiums ($2,973), financial counseling ($6,430), membership to a local country club and health insurance premiums.

Mr. Glenn’s other compensation was $6,212, the total amount of matching contributions made by the Company on his behalf related to the Savings Plan. The total value of all perquisites and personal benefits received by Mr. Glenn in 2007 did not exceed $10,000.

Mr. Gressett’s other compensation was $5,506, the total amount of matching contributions made by the Company on his behalf related to the Savings Plan. The total value of all perquisites and personal benefits received by Mr. Gressett in 2007 did not exceed $10,000.

Mr. Deichen’s other compensation was $37,043, consisting of the total amount of matching contributions made by the Company on his behalf related to the Savings Plan ($8,969) and company subsidized life and disability insurance premiums ($3,693), financial counseling ($7,425), automobile allowance ($14,490) and health insurance premiums.

(4)	These amounts (for Mr. Ballard, $20,000 of the $320,000) for 2006 originally appeared in the Non-Equity Incentive Plan Compensation column in our registration statement on Form S-1 No. 333-145693.

(5)	Mr. Deichen resigned as Chief Financial Officer of the Company, but remains as Executive Vice President. Mr. Gressett served as Chief Financial Officer on an interim basis in 2007 until the promotion of Mr. Hunn in June 2007.

Grants of Plan-Based Awards

2007 Grants of Plan-Based Awards Table

		Estimated Future Payments		All Other Option	Exercise or	Grant Date
		Under Non-Equity		Awards; Number of	Base Price	Fair Value
	Grant	Incentive Plan Awards($)(1)		Securities	of Option	of Option
Name of Executive	Date	Threshold	Target	Underlying Options	Awards ($)(2)	Awards ($)(3)

John A. Bardis	N/A	60,000	240,000
	9/10/07			24,800	9.29	105,400
	9/10/07			20,000	9.29	88,000
L. Neil Hunn	N/A	25,000	100,000
	9/10/07			56,000	9.29	238,000
	9/17/07			40,000	9.29	184,000
Rand A. Ballard	N/A	38,125	152,500
	9/10/07			24,800	9.29	105,400
	9/10/07			20,000	9.29	88,000
Jonathan H. Glenn	N/A	22,200	88,800
	9/10/07			24,000	9.29	102,000
Scott E. Gressett	N/A	17,500	70,000
	9/10/07			48,000	9.29	204,000
	9/17/07			24,000	9.29	110,400
Howard W. Deichen	N/A	10,000	40,000

(1)	The amounts shown in these columns represent the annual cash incentive threshold and target compensation potential for each NEO for 2007. The target amount for each NEO is the target cash incentive based on a predetermined percentage of their 2007 salary. The threshold amount for each NEO is based on the achievement of a minimum level of performance required to initially fund the incentive plan. There is no set maximum payout amount. Actual amounts paid may be increased over and above the target incentive amount at the discretion of the compensation committee. For more information on the annual cash incentive opportunity program, refer to “Annual Cash Incentive Opportunities” above. The actual amounts earned by the NEOs for 2007 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation” and are further described in note 3 of the Summary Compensation Table above.

(2)	The exercise price per share assigned at the date of grant was set equal to the fair value per share of $9.29.

(3)	The amounts shown in this column do not reflect realized compensation for the NEOs; rather, they reflect the Company’s accounting expense, specifically the fair value of stock option awards as of the date of grant calculated in accordance with SFAS No. 123(R). The option awards granted to Messrs. Bardis and Ballard for their service on the Board of Directors vest in equal installments over the course of 36 months and expire ten years after the grant date while all other options vest in equal installments over the course of 60 months and expire ten years after the grant date. The options granted on September 10, 2007 related to Messrs. Bardis and Ballard’s board service had a grant date fair value of each individual option in these awards as calculated using the Black-Scholes method of $4.40 (based on a three year term). The options granted on September 10, 2007 to the NEOs had a grant date fair value of each individual option in these awards as calculated using the Black-Scholes method of $4.25 (based on a five year term). The options granted on September 17, 2007 to Messrs. Hunn and Gressett had a grant date fair value of each individual option in these awards as calculated using the Black-Scholes method of $4.60 (based on a five year term).

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of the August 2007 employment agreements for Messrs. Bardis, Hunn, Ballard, Glenn and Gressett are as follows:

•	The agreements contain an initial three-year (or, in the case of Messrs. Hunn, Glenn and Gressett, two-year) term with an automatic one-year extension each year thereafter unless either party provides written notice to the other of its intention not to renew the agreement at least 12 months prior to the expiration of the then-current term.

•	The agreements provide for a base annual salary of $400,000 for Mr. Bardis, $250,000 for Mr. Hunn, $305,000 for Mr. Ballard, $240,000 for Mr. Glenn and $200,000 for Mr. Gressett, in each case subject to increase as may be approved by the Chief Executive Officer or the compensation committee.

•	Each NEO shall be eligible to participate in an annual cash incentive plan established by the Board of Directors in respect of each fiscal year during the employment term, with an annual target cash incentive of 60% of base salary in the case of Mr. Bardis, 40% of base salary in the case of Mr. Hunn, 50% of base salary in the case of Mr. Ballard, 37% of base salary in the case of Mr. Glenn and 35% of base salary in the case of Mr. Gressett.

•	The employment agreements contain standard confidentiality provisions and subject the NEOs to non-competition and non-solicitation obligations during the term of employment and for 36 months in the case of Mr. Bardis, 60 months in the case of Mr. Ballard, and 24 months in the cases of Messrs. Hunn, Glenn and Gressett following termination of employment for any reason.

The stock option awards granted by the compensation committee on September 10, 2007 to Messrs. Bardis and Ballard (20,000 each) were awarded as compensation for their service on the Board of Directors and vest monthly in equal installments over three years. The stock options granted on September 10, 2007 to Messrs. Hunn and Gressett (56,000 and 48,000, respectively) were awarded pursuant to their promotions to Chief Financial Officer (Hunn) and Chief Accounting Officer (Gressett) and vest monthly in equally installments over five years. All other stock option awards granted by the compensation committee in September 2007 which vest monthly in equal installments over five years, were based in part on each NEO’s recent individual performance as detailed above under “Equity Awards”.

Aggregate Option Exercises and Year-End Option Values

The following table provides information for the NEOs on stock option award exercises during 2007 including the number of shares acquired upon exercise and the resulting value realized from the exercise. The amounts shown in the Value Realized on Exercise column equal the number of shares for which the options were exercised multiplied by the difference between the fair value of a share of stock at the time of exercise and the stock option exercise price.

2007 Option Exercises Table

	Number of Shares
	Acquired on	Value Realized on
Name of Executive	Exercises	Exercises ($)

John A. Bardis(1)	36,994	347,560
L. Neil Hunn(2)	—	—
Rand A. Ballard(3)	32,852	239,525
Jonathan H. Glenn(4)	48,094	451,817
Scott E. Gressett(5)	13,514	119,440
Howard W. Deichen(6)	23,665	225,715

(1)	On August 13, 2007, Mr. Bardis exercised 14,087 stock options with an exercise price of $1.56 and fair value of $11.76 and 22,907 stock options with an exercise price of $2.86 and fair value of $11.76.

(2)	Mr. Hunn did not exercise any stock options in 2007.

(3)	On August 9, 2007, Mr. Ballard exercised 13,836 stock options with an exercise price of $1.56 and fair value of $11.76; 8,616 options with an exercise price of $2.86 and fair value of $11.76 and 10,400 stock options with an exercise price of $9.68 and fair value of $11.76.

(4)	On August 9, 2007, Mr. Glenn exercised 37,848 stock options with an exercise price of $1.56 and fair value of $11.76; 6,514 stock options with an exercise price of $2.86 and fair value of $11.76 and 3,732 stock options with an exercise price of $9.68 and fair value of $11.76.

(5)	On August 13, 2007, Mr. Gressett exercised 5,033 stock options with an exercise price of $1.56 and fair value of $11.76 and 4,322 stock options with an exercise price of $1.56 and fair value of $11.76. On December 10, 2007, Mr. Gressett exercised 2,237 stock options with an exercise price of $1.56 and fair value of $9.29 and 1,922 stock options with an exercise price of $2.86 and fair value of $9.29.

(6)	On August 8, 2007, Mr. Deichen exercised 11,613 stock options with an exercise price of $1.56 and fair value of $11.76 and 12,052 stock options with an exercise price of $2.86 and fair value of $11.76.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on the current holdings of stock option awards by the NEOs. There are no current holdings by the NEOs of any unvested stock awards. This table includes both exercisable (vested) and unexercisable (unvested) stock option awards. Information regarding the vesting period for each grant can be found in the footnotes following the table. For additional information about our stock option awards, refer to “Equity Awards” above.

Outstanding Equity Awards Table (as of December 31, 2007)

			Number of	Number of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option	Option
			Options	Options	Exercise	Expiration
Name of Executive	Grant Date		Exercisable	Unexercisable	Price ($)	Date

John A. Bardis	04/21/04	(1)	4,301	17,205	1.56	04/21/14
	02/03/05	(2)	2,009	10,446	2.86	02/03/15
	02/03/05	(3)(9)	2,222	1,112	2.86	02/03/15
	09/14/05	(4)	5,334	44,001	2.86	09/14/15
	07/05/06	(5)	9,000	25,201	9.68	07/05/16
	10/05/06	(6)(9)	8,333	11,667	9.68	10/05/16
	09/10/07	(7)	1,653	23,147	9.29	09/10/17
	09/10/07	(8)(9)	2,222	17,778	9.29	09/10/17
L. Neil Hunn	11/26/01		20,000	—	0.63	11/26/11
	04/21/04	(1)	18,924	6,882	1.56	04/21/14
	02/03/05	(2)	16,331	12,489	2.86	02/03/15
	07/05/06	(5)	3,599	8,401	9.68	07/05/16
	09/10/07	(7)	3,733	52,267	9.29	09/10/17
	09/17/07	(7)	2,666	37,334	9.29	09/17/17
Rand A. Ballard	04/21/04	(1)	5,161	20,646	1.56	04/21/14
	02/03/05	(2)	2,009	10,446	2.86	02/03/15
	02/03/05	(3)(9)	2,222	1,112	2.86	02/03/15
	07/05/06	(5)	3,000	25,201	9.68	07/05/16
	10/05/06	(6)(9)	2,223	11,667	9.68	10/05/16
	09/10/07	(7)	1,653	23,147	9.29	09/10/17
	09/10/07	(8)(9)	2,222	17,778	9.29	09/10/17
Jonathan H. Glenn	04/21/04	(1)	3,786	15,140	1.56	04/21/14
	02/03/05	(2)	869	5,646	2.86	02/03/15
	07/05/06	(5)	1,067	11,201	9.68	07/05/16
	09/10/07	(7)	1,599	22,401	9.29	09/10/17

			Number of	Number of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option	Option
			Options	Options	Exercise	Expiration
Name of Executive	Grant Date		Exercisable	Unexercisable	Price ($)	Date

Scott E. Gressett	04/21/04	(1)	—	8,946	1.56	04/21/14
	02/03/05	(2)	—	12,489	2.86	02/03/15
	07/05/06	(5)	3,599	8,401	9.68	07/05/16
	09/10/07	(7)	3,199	44,801	9.29	09/10/17
	09/17/07	(7)	1,599	22,401	9.29	09/17/17
Howard W. Deichen	04/21/04	(1)	5,161	20,646	1.56	04/21/14
	02/03/05	(2)	1,607	10,446	2.86	02/03/15
	07/05/06	(5)	9,599	22,401	9.68	07/05/16

(1)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on May 1, 2004, such that 100% of the options will be fully vested on April 1, 2009.

(2)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on March 1, 2005, such that 100% of the options will be fully vested on February 1, 2010.

(3)	These stock options vest equally (over the course of 36 months) on the first day of each month beginning on March 1, 2005, such that 100% of the options will be fully vested on February 1, 2008.

(4)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on October 1, 2005, such that 100% of the options will be fully vested on September 1, 2010.

(5)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on August 1, 2006, such that 100% of the options will be fully vested on July 1, 2011.

(6)	These stock options vest equally (over the course of 36 months) on the first day of each month beginning on October 1, 2006, such that 100% of the options will be fully vested on September 1, 2009.

(7)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on September 1, 2007, such that 100% of the options will be fully vested on August 1, 2012.

(8)	These stock options vest equally (over the course of 36 months) on the first day of each month beginning on September 1, 2007, such that 100% of the options will be fully vested on August 1, 2010.

(9)	These stock option grants were awarded as compensation for service on our Board of Directors.

Potential Payments Upon Termination or Change In Control

The information in the table below describes and quantifies certain estimated compensation that would become payable following a change in control or termination of employment of any one of our NEOs. The compensation shown below does not include forms of compensation generally available to all salaried employees upon termination of employment, such as distributions under the Savings Plan, disability benefits and accrued vacation pay. The table assumes that the change in control or termination of employment occurred on December 31, 2007.

					Value of	Value of Tax
			Target Cash	Healthcare	Unvested	Gross-Up
	Event	Salary ($)	Incentive ($)	Benefits ($)	Options ($)(6)	($)(7)	Total ($)

John A. Bardis	(1)	—	—	—	2,681,568	—	2,681,568
	(2)	1,200,000	720,000	21,636	2,681,568	873,528	5,496,732
	(3)	800,000	480,000	21,636	—	—	1,301,636
	(4)	—	240,000	—	—	—	240,000
	(5)	—	—	—	—	—	—
L. Neil Hunn	(1)	—	—	—	1,849,903	—	1,849,903
	(2)	500,000	200,000	21,698	1,849,903	241,247	2,812,848
	(3)	250,000	100,000	21,698	—	—	371,698
	(4)	—	100,000	—	—	—	100,000
	(5)	—	—	—	—	—	—

					Value of	Value of Tax
			Target Cash	Healthcare	Unvested	Gross-Up
	Event	Salary ($)	Incentive ($)	Benefits ($)	Options ($)(6)	($)(7)	Total ($)

Rand A. Ballard	(1)	—	—	—	1,831,159	—	1,831,159
	(2)	915,000	457,500	14,998	1,831,159	—	3,218,657
	(3)	610,000	305,000	14,998	—	—	929,998
	(4)	—	152,500	—	—	—	152,500
	(5)	—	—	—	—	—	—
Jonathan H. Glenn	(1)	—	—	—	945,790	—	945,790
	(2)	480,000	177,600	21,636	945,790	309,550	1,934,576
	(3)	240,000	88,800	21,636	—	—	350,436
	(4)	—	88,800	—	—	—	88,800
	(5)	—	—	—	—	—	—
Scott E. Gressett	(1)	—	—	—	1,567,899	—	1,567,899
	(2)	400,000	140,000	21,698	1,567,899	375,110	2,504,707
	(3)	200,000	70,000	21,698	—	—	291,698
	(4)	—	70,000	—	—	—	70,000
	(5)	—	—	—	—	—	—
Howard W. Deichen	(1)	—	—	—	1,001,716	—	1,001,716

Scenarios:

(1)	pursuant to the terms of the NEO stock option agreements: in the event of a change in control, all options held which have not previously vested prior to the date of such change in control fully vest upon such change in control.

(2)	pursuant to the terms of the NEO employment agreements: in the event that the NEO’s employment is terminated by us without “cause” or by the NEO with “good reason” within the two-year period following a change in control, the NEO will be entitled to, subject to the execution of a release, (i) full vesting of all equity awards, (ii) three times (or, in the case of Messrs. Hunn, Glenn and Gressett, two times) salary and annual target cash incentive amounts, and (iii) payment of COBRA premiums for the lesser of 18 months or the remaining term of employment.

(3)	pursuant to the terms of the NEO employment agreements: in the event that the NEO’s employment is terminated by us without “cause” or by the NEO with “good reason” at any time (other than during the two years following a change in control), the NEO will be entitled to, subject to the execution of a release, (i) two times (or, in the case of Messrs. Hunn, Glenn and Gressett, one year of) salary and target annual cash incentive payments; and (ii) payment of COBRA premiums for the lesser of 18 months or the remaining term of employment.

(4)	pursuant to the terms of the NEO employment agreements: in the event that the NEO’s employment is terminated by virtue of his death or disability, the target cash incentive for 2007 would be earned assuming the company’s financial performance objectives were achieved and approved by the compensation committee.

(5)	pursuant to the terms of the NEO employment agreements: in the event that an NEO’s employment is terminated by us with “cause”, no obligation exists.

(6)	The amounts in this column are based on the fair value of those unvested option awards which were outstanding as of December 31, 2007. The amounts are calculated by taking the fair value per share of stock ($23.94, closing price on December 31, 2007) minus the related exercise price of each option multiplied by the number of options.

(7)	pursuant to the terms of the NEO’s employment agreement: in the event that any payment under the agreements constitutes an “excess parachute payment” under Section 280G of the Internal Revenue Code, the NEOs are entitled to a gross-up payment to cover the 20% excise tax which may be imposed on such payment pursuant to Section 4999 of the Internal Revenue Code (amount shown is an estimate of the gross-up that would have been payable if such NEO’s employment was terminated on December 31, 2007 immediately following a change in control).

For more information regarding material conditions and obligations under these agreements, refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” above.

Equity Compensation Plan Information

The information regarding securities authorized for issuance under the Company’s equity compensation plans is set forth below, as of December 31, 2007:

Number of securities
	Number of securities			remaining available for
	to be issued		Weighted-average	future issuance under
	upon exercise of		exercise price of	equity compensation plans
	outstanding options,		outstanding options,	(excluding securities
Plan Category	warrants and rights		warrants and rights	reflected in column (a))
	(a)		(b)	(c )

Equity compensation plans approved by security holders	6,745,790	(1)	$6.74	1,764,843	(2)
Equity compensation plans not approved by security holders	—		—	—
Total(3)	6,745,790		$6.74	1,764,843

(1)	This amount includes 6,462,553 common stock options and 283,237 common stock warrants issued under our 2004 Long Term Equity Incentive Plan and 1999 Stock Incentive Plan.

(2)	All securities remaining available for future issuance are issuable under our 2004 Long Term Equity Incentive Plan. See Note 10 to our consolidated financial statements for discussion of the equity plans, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)	The above number of securities to be issued upon exercise of outstanding options, warrants and rights does not include 511,361 options issued in connection with our acquisition of OSI Systems, Inc. in June 2003. Subsequent to our initial public offering, the options are exercisable into shares of common stock. The options have a weighted average exercise price of $2.25. See Note 9 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

BOARD OF DIRECTORS

PROPOSAL NO. 1 — Election of Directors

The Board of Directors consists of eleven directors. In accordance with the terms of our amended and restated certificate of incorporation, the Board of Directors is divided into three staggered classes of directors of, as nearly as possible, the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Each of the four individuals identified below has been nominated to stand for election for a three-year term that expires at the 2011 annual meeting of the Company’s stockholders. Each of these individuals has consented to be named as a nominee in this proxy statement and to serve as a director until the expiration of his respective term and until such nominee’s successor has been elected or qualified or until the earlier resignation or removal of such nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE COMPANY’S NOMINEES ON THE ENCLOSED PROXY CARD.

Should any one or more of the nominees named in this proxy statement become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may designate substitute nominees, unless the Board of Directors by resolution provides for a lesser number of directors. In this event, the proxy holders will vote for the election of such substitute nominee or nominees.

The Board has nominated Messrs. Vernon R. Loucks, Jr., Earl H. Norman and John C. Rutherford and Mrs. Samantha Trotman Burman for election as Class I directors at our 2008 Annual Meeting of Stockholders for a term of three years to serve until the 2011 annual meeting of stockholders, and until their respective successors have been elected and qualified. The Class II directors (Messrs. Rand A. Ballard, C.A. Lance Piccolo and Bruce F. Wesson) and the Class III directors (Messrs. John A. Bardis, Harris Hyman IV, D. Scott Mackesy and Terrence J. Mulligan) will serve until the annual meetings of stockholders to be held in 2009 and 2010, respectively, and until their respective successors have been elected and qualified.

The following is a brief listing of the age, term as a director of our Board, principal occupation, business experience and other directorships of the nominees for election as Class I Directors.

Nominees for Directors in Class I

(The term of these nominee directors would expire at the annual meeting of stockholders in 2011)

Samantha Trotman Burman has served as one of our directors since August 1999 and has served as a member of the audit committee of the Board of Directors since January 2000. From 1998 to 2003, Mrs. Burman worked as a Principal and then Partner at Parthenon Capital, a Boston-based private equity investment firm. From 1996 to 1998, Mrs. Burman served as Chief Financial Officer of Physicians Quality Care, a physician practice management firm. She served as an Associate at Bain Capital, a private equity investment firm, from 1993 to 1996. Mrs. Burman holds a M. Eng. and B.A. from Cambridge University in England, as well as, an M.B.A. with Distinction from Harvard Business School.

Vernon R. Loucks, Jr. has served as a director since September 2007. Mr. Loucks is Chairman of the Board of the Aethena Group, LLC, a health care merchant banking firm. Mr. Loucks is the retired chairman of Baxter International Inc., a healthcare company with operations in over 100 countries, where he held the title of chief executive officer from 1980 through 1998 and chairman of the board from 1987 through 1999. Mr. Loucks has also served as CEO of Segway LLC and Senior Fellow of the Yale Corporation and is currently a director of Affymetrix, Inc., Anheuser-Busch Companies, Inc., Edwards Lifesciences Corp., Emerson Electric Co. and Segway LLC. Mr. Loucks holds a bachelor’s degree in history from Yale University, a master’s degree from the Harvard Graduate School of Business Administration and is a veteran of the U.S. Marine Corps.

Earl H. Norman has served as one of our directors since our acquisition of Health Services Corporation of America in May 2001. Mr. Norman began his healthcare career in 1969 with the founding of what eventually became Health Services Corporation of America. In 1990, Mr. Norman founded Health Careers

Foundation, an independent not-for-profit public foundation that provides financial assistance to individuals pursuing a healthcare education, and continues to serve as a board member. Mr. Norman has served as the CEO and Board Chairman of Benton Hill Investment Company, a developer of commercial real estate since May 2001 and is the owner of Lorimont Place Ltd., a commercial real estate company in Cape Girardeau, Missouri.

John C. Rutherford has served as one of our directors and has served as a member of the compensation committee of the Board of Directors since August 1999. From 1998 to the present, Mr. Rutherford has served as a Managing Partner of Parthenon Capital, a private equity investment firm. From 1991 to 1998, Mr. Rutherford was the Chairman of the Parthenon Group, a consulting firm. A native of Wellington, New Zealand, Mr. Rutherford holds a B.E. (1st Class Honors) degree from the University of Canterbury, an M.S. in Computer Science from the University of Connecticut and an M.B.A. from Harvard Business School.

APPOINTMENT OF AUDITORS

PROPOSAL NO. 2 — Ratification of the Appointment of Auditors

The Board of Directors upon the recommendation of the audit committee has retained BDO Seidman, LLP as independent registered public accounting firm to report on the consolidated financial statements of the Company for the fiscal year ending December 31, 2008 and to perform such other services as may be required of them. The Board of Directors has directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate stockholder questions.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP
AS MEDASSETS, INC. AUDITORS.

ISSUANCE OF SHARES

PROPOSAL NO. 3 — Authorization of the Issuance of Shares of Common Stock

Pursuant to the Accuro Merger Agreement, we must pay $20 million to certain of the sellers of Accuro on the first anniversary of the transaction closing date, payable either in cash or in shares of our common stock. The Board of Directors recommends that the stockholders provide the company the ability to satisfy this obligation, at our discretion, through the issuance of shares on the anniversary date.

Background

On April 29, 2008, we entered into an Agreement and Plan of Merger, dated as of April 29, 2008 (the “Accuro Merger Agreement”) with Accuro, Accuro Healthcare Solutions, Inc., Aston Acquisition I, Inc., Aston Acquisition II, LLC, certain signing sellers identified on the signature pages to the Accuro Merger Agreement and Welsh, Carson, Anderson & Stowe IX, L.P., as the sellers’ representative.

This acquisition was consummated in a closing held on June 2, 2008 (the “Closing”) at which we issued approximately 8,850,000 shares of our common stock to certain owners of Accuro, representing 19.9% of our then-currently outstanding shares of common stock. On the one year anniversary of the Closing, we are required to make an additional payment of $20 million (the “Deferred Accuro Payment”) subject to certain adjustments. This payment may be made in cash, shares of our common stock or a combination of both, at our election.

Under the terms of the Accuro Merger Agreement, if we elect to issue additional shares of common stock as part of the Deferred Accuro Payment, then those shares would be valued on the basis of the average closing prices of our common stock for the 15 trading days ending on and including the trading day that is two trading days prior to the one year anniversary of the Closing.

NASDAQ Approval Requirement

Our common stock is currently listed on NASDAQ. NASDAQ rules governing issuers with shares listed on NASDAQ require stockholder approval prior to certain issuances of securities. Specifically, NASDAQ’s Marketplace Rule 4350(i)(1)(C)(ii) requires stockholder approval prior to the issuance of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance in connection with the acquisition of the stock or assets of another company. Accordingly, we are seeking stockholder approval due to the fact that the potential issuance of shares of our common stock in connection with the Deferred Accuro Payment will result in the issuance of an aggregate number of shares in the acquisition that exceeds 19.9% of our outstanding common stock on the date we entered into the Accuro Merger Agreement. In order to comply with Rule 4350(i)(1)(D)(ii), our stockholders must approve the issuance of additional shares of our common stock in order to provide the Board of Directors the option to issue shares of its common stock to satisfy, in whole or in part, the Company’s obligation to make the Deferred Accuro Payment. Pursuant to NASDAQ rules, the shares of our common stock issued at the Closing are not entitled to vote to approve this Proposal No. 3.

Stockholder approval was not required for the issuance of approximately 8,850,000 shares of our common stock at the Closing and the Closing will not be affected if stockholders do not approve this Proposal No. 3.

Reasons for the Board’s Recommendation

We believe it is very important to maintain the flexibility to issue shares of our common stock in order to satisfy our future payment obligations regarding the Deferred Accuro Payment, rather than being required to make the payment solely in cash. We will have to make the Deferred Accuro Payment whether or not our stockholders approve this Proposal No. 3. In order to retain the flexibility to make the Deferred Accuro Payment in cash and/or shares of our common stock, the Board recommends that stockholders approve of the issuance of additional shares of our common stock in connection with the Deferred Accuro Payment which, based on the current value of our common stock as of               , 2008 would allow us to issue up to approximately           shares of our common stock. The actual number of shares could be more or less than this amount.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
AUTHORITY TO ISSUE SHARES OF COMMON STOCK IN CONNECTION WITH THE
DEFERRED ACCURO PAYMENT.

LONG-TERM PERFORMANCE INCENTIVE PLAN

PROPOSAL NO. 4— Approval of the Adoption of the
Company’s Long-Term Performance Incentive Plan

The Board of Directors has adopted, upon the recommendation of our compensation committee, the MedAssets, Inc. Long-Term Performance Incentive Plan (the “Plan”). The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards (collectively, “Awards”) to our current and prospective employees, non-employee members of the Board, and other service providers. The Plan is subject to the approval of the stockholders of the Company. No Awards will be granted pursuant to the Plan until it is approved by the Company’s stockholders. The following is a summary of the material features of the Plan, the complete text of which was filed with the SEC along with this proxy statement.

Purpose

The Plan is designed to promote the creation of long-term value for the Company’s stockholders by aligning the interests of the senior management team with those of the stockholders and to aid in the Company’s ability to attract, retain and motivate qualified individuals to become and remain employees, officers, directors and consultants of the Company. Given the entrepreneurial culture of the Company, the compensation committee and Board believe that talented employees create a competitive advantage and that recruiting, motivating, and retaining such talented employees requires that such individuals have a vested interest in the long-term success of the business. Accordingly, the Board has adopted the Plan as a part its broader compensation strategy, which has been and will continue to have a material portion of compensation in the form of equity-based long-term incentive opportunities.

The Plan is designed to replace and succeed the MedAssets, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”), under which there are virtually no shares remaining for grant. The 2004 Long-Term Incentive Plan has run its course as originally intended, having provided strong recruitment, motivation, and retention incentives over the past four years. Although there are similarities between the 2004 Plan and the Plan, the following are some of the features of the Plan which differ from the 2004 Plan:

•	Primary purpose of the Plan is to provide performance based equity awards to senior management personnel;

•	Provisions geared toward responsible corporate governance (e.g., the requirement that certain actions under the Plan be approved by stockholders);

•	Provisions geared toward compliance with certain tax regulations that were not applicable to the Company at the time the prior plan was adopted; and

•	Provisions allowing for an increased variety of awards to be granted under the Plan, including, without limitation, performance awards.

In administering the Plan, the Board will consider the adoption of policies requiring certain minimum stock ownership requirements and the recoupment of grants under certain circumstances.

Administration

The Plan will be administered by the compensation committee. The compensation committee is composed of non-employee members of the Board, each of whom is a “non-employee director” under Rule 16b-3 of the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and an “independent director” under the applicable NASDAQ listing rules.

The compensation committee will have the authority to, among other things, designate participants, grant Awards, determine the number of shares of Stock to be covered by Awards and determine the terms and conditions of any Awards, and construe and interpret the Plan and related Award agreements. The compensation committee is also permitted to delegate its authority under the Plan to officers or employees of the

Company, although any Award granted to any person who is not an employee of the Company or who is subject to Section 16 of the Exchange Act must be expressly approved by the compensation committee.

Shares Subject to the Plan

The Company has authorized 5,200,000 shares of the Company’s common stock (the “Stock”) for issuance pursuant to Awards under the Plan. This proposed share reserve is based on the Company’s projections of internal share requirements over the next several years to provide competitive and meaningful long-term incentive opportunities to employees of the Company. Awards and the shares authorized under the Plan are subject to adjustment as described below under “Changes in Capital Structure.” If any Award granted under the Plan expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to a participant, the undelivered shares will again become available for Awards under the Plan. Further, shares of Stock underlying awards which have been granted pursuant to the Company’s 1999 Stock Incentive Plan and the 2004 Plan that remain undelivered following any expiration, cancellation, forfeiture, cash settlement, or other termination of such awards will also be available for grant under the Plan. There are currently 7,033,591 shares of Stock underlying outstanding awards which have been granted pursuant to the Company’s 1999 Stock Incentive Plan and the 2004 Plan. During any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock subject to options, performance awards or stock appreciation rights that may be granted to any individual in any one year may not exceed 2,000,000 shares of Stock.

Eligibility

The following individuals will be eligible to participate in the Plan: (i) each employee of the Company or its affiliates, of which there are currently approximately 1,650 individuals, (ii) each non-employee director of the Company or its affiliates, of which there are currently nine, (iii) individuals who are not employees or directors of the Company or its affiliates but nonetheless provide substantial services to the Company or its affiliates, and who are designated as eligible by the compensation committee, and (iv) prospective employees of the Company or its affiliates, although such individuals may not receive any payment or exercise any rights relating to Awards until they have actually commenced employment.

Grants of Awards

The compensation committee may grant awards of non-qualified stock options, incentive stock options, restricted stock awards, performance awards, stock appreciation rights, restricted stock unit awards, and other stock-based awards.

Stock Options.  The Plan provides for the grant of both incentive stock options, within the meaning of Section 422(b) of the Code, and non-qualified stock options. A stock option granted under the Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of Stock at the price specified in the applicable Award agreement. The exercise price applicable to a stock option will be set by the compensation committee at the time of grant, and to the extent intended to avoid treatment as nonqualified deferred compensation under Section 409A of the Code or to be considered “performance based compensation” under Section 162(m) of the Code, will not be less than the fair market value of a share of Stock on the date of grant. Further, stock options may not be repriced without stockholder approval. Stock options will vest in accordance with the terms of the applicable Award agreement. The maximum term of an option granted under the Plan is 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). Payment of the exercise price of an option may be made in cash, Stock, pursuant to a delivery of a notice of “net exercise,” or in any other form of consideration approved by the compensation committee. The Plan provides that participants terminated for “cause” (as such term is defined in the Plan) will forfeit all of their stock options, whether or not vested. In addition, participants terminated by reason of a “qualifying retirement” (as such term is defined in the Plan) will have their stock options continue to vest according to schedule and such options will remain exercisable until they expire. Participants terminated for any other reason will forfeit their unvested options, retain their vested options, and will have

1 year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested options.

Restricted Stock.  An award of restricted stock is a grant of shares of Stock which are subject to limitations on transfer during a restricted period established in the applicable Award agreement. Except under extraordinary circumstances, no restricted stock Award may vest earlier than the first anniversary of the date of grant. Generally speaking, holders of restricted stock will generally have the rights and privileges of a stockholder with respect to their restricted stock. In the event a participant is terminated for any reason, the participant will forfeit all unvested shares of restricted stock held by such participant.

Performance Awards.  Performance awards (classified as either performance shares or performance units) represent the right to receive certain amounts based on the achievement of pre-determined performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable Award agreement. The compensation committee will be responsible for setting the applicable performance goals, which will be limited to specific levels of or increases in one or more of the following: return on equity; diluted earnings per share; net earnings; total earnings; earnings growth; return on capital; working capital turnover; return on assets; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); adjusted EBITDA; adjusted EBITDA growth; revenue; revenue growth; net revenue; net revenue growth; cash earnings per share (EPS); cash EPS growth; gross margin; return on investment; increase in the fair market value per share; share price (including but not limited to, growth measures and total stockholder return); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investment (which equals net cash flow divided by total capital); financial return ratios; total return to stockholders; market share; earnings measures/ratios; economic value added; balance sheet measurements including (but not limited to receivable turnover); internal rate of return; or expense targets. Performance awards which have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, Stock or other Awards under the Plan (or some combination thereof). If a participant is terminated, the participant will forfeit all performance awards held by such participant.

Other Stock-Based Awards.  The Plan authorizes the compensation committee to grant other Awards that may be denominated in, payable in, valued in, or otherwise related to shares of Stock, including, but not limited to, restricted stock units and stock appreciation rights. Such awards and the terms applicable to such Awards will be set forth in Award agreements.

General.  All Awards granted under the Plan will be subject to incentive compensation clawback and recoupment policies implemented by the Board from time to time. In addition, the compensation committee may modify the terms of any Awards granted to participants located outside the United States in a manner deemed by the compensation committee to be necessary or appropriate in order that such Awards confirm with the laws of the country or countries where such participants are located.

Changes in Capital Structure

In the event of any change in the outstanding Stock or the capital structure of the Company, the declaration of any extraordinary dividend, or any change in applicable laws or circumstances which results or could result in the substantial dilution or enlargement of participants’ rights under the Plan, the compensation committee shall adjust the aggregate number of shares of Stock which may be granted pursuant to Awards, the number of shares of Stock covered by outstanding Awards under the Plan, and the per-share price of outstanding Awards under the Plan.

Corporate Events

Under the Plan, unless otherwise provided in an Award agreement, in the event of a “corporate event” (as defined in the Plan), the compensation committee may, in its discretion, provide for any one or more of the following: (i) require that outstanding Awards be assumed or substituted in connection with such event, (ii) accelerate the vesting of any outstanding Awards upon the consummation of such event, (iii) cancel outstanding Awards upon the consummation of such event and provide Award holders with the per-share consideration being received by the Company’s stockholders in connection with such event in exchange for their Awards, or (iv) replace outstanding Awards with a cash incentive program that preserves the value of the replaced Awards and contains identical vesting conditions.

Non-Transferability of Awards

Except as otherwise provided by the compensation committee, the Plan provides that stock options and performance awards are generally nontransferable other than by will or the laws of descent and distribution, and that restricted stock is generally nontransferable.

Termination and Amendment

The Board may amend or terminate the Plan at any time, except that no amendment may, without stockholder approval, violate the stockholder approval requirements of the national securities exchange on which the Stock is principally listed. Unless sooner terminated, the Plan will terminate on the date before the tenth anniversary of the date the Plan was adopted by the Board.

New Plan Benefits

Because awards to be granted in the future under the Plan are at the discretion of the compensation committee, it is not possible to determine the benefits or the amounts received or that will be received under the Plan by eligible participants.

Proposed Action

Approval of the adoption of the Plan will require the affirmative vote a majority of the votes cast, in person or by proxy, at the Annual Meeting (and a minimum participation of the majority of shares outstanding).

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE LONG-TERM PERFORMANCE INCENTIVE PLAN.

OTHER VOTING MATTERS

Management does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxy holders will vote upon them in accordance with their best judgment.

CERTAIN RELATIONSHIPS

Registration Rights Agreement

We are a party to a registration rights agreement with certain holders of our common stock and certain of our employees, including affiliates of Welsh Carson, Galen, Parthenon, Grotech and Messrs. Mulligan, Norman, Mackesy, Bardis and Gressett. The shares of stock held by these parties are referred to as registrable securities. Under the terms of the registration rights agreement, we have, among other things:

•	agreed to use our diligent best efforts to effect up to two registered offerings upon request from certain holders of our common stock;

•	agreed to use our best efforts to qualify for registration on Form S-3, following which holders of registrable securities party to the registration rights agreement will have the right to request an unlimited amount of registrations on Form S-3; and

•	granted certain incidental or “piggyback” registration rights with respect to any registrable securities held by any party to the registration rights agreement if we determine to register any of our securities under the Securities Act, either for our own account or for the account of other security holders.

Our obligation to effect any demand for registration by the holders of our common stock discussed in the first and second bulleted item above is subject to certain conditions, including that the registrable securities to be included in any such registration have an anticipated aggregate offering price in excess of certain thresholds specified in the registration rights agreement. We may, in certain circumstances, defer any registration. In an underwritten offering, the representative of underwriters, if any, has the right, subject to specified conditions, to limit the number of registrable securities such holders may include.

In connection with any registration effected pursuant to the terms of the registration rights agreement, we will be required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions applicable to the sale of registrable securities included in any registration will be paid by the persons including such registrable securities in any such registration. We have also agreed to indemnify persons including registrable securities in any registration affected pursuant to the terms of the registration rights agreement and certain other persons associated with any such registration, in each case on the terms specified in the registration rights agreement.

Review, Approval or Ratification of Transactions with Related Parties

Our Board of Directors has adopted certain policies and procedures with respect to related party transactions. These policies and procedures require that certain transactions, subject to specified exceptions and other than one that involves compensation, between us and any of our directors, executive officers or beneficial holders of more than 5% of our common stock (on an as converted basis), or any immediate family member of, or person sharing the household with, any of these individuals, be consummated only if (i) approved or ratified by our audit committee and only if the terms of the transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party or (ii) approved by the disinterested members of our Board of Directors. Our policies and procedures with respect to related party transactions also apply to certain charitable contributions by us or our executive officers and to the hiring of any members of the immediate family of any of our directors or executive officers as our permanent full-time employees. The approval of our compensation committee is required to approve any transaction that involves compensation to our directors and executive officers.

All related party transactions will be approved by our audit committee. Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any transaction involving related parties, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest. In reviewing and approving these transactions, the audit committee is required to obtain, or is required to direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval.

Following receipt of the necessary information, a discussion is required to be held of the relevant factors, if deemed to be necessary by the committee, prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. No related party transaction is permitted to be entered into prior to the completion of these procedures.

The audit committee is required to approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee determines in good faith to be necessary. No member of the audit committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party.

Loan to John Bardis

On August 22, 2007, Mr. Bardis repaid, in full, $250,000 of principal and $84,943.57 of interest due under a promissory note evidencing indebtedness owed by Mr. Bardis to us that had been borrowed on April 22, 2002. This indebtedness was originally secured by a pledge of shares of our series A preferred stock and later secured by a pledge of shares of our common stock.

Arrangement with JJB Aviation, LLC

During the second quarter of 2008, we entered into an arrangement with JJB Aviation, LLC (“JJB”), a limited liability company owned by our chief executive officer, John Bardis, for the certain use of an airplane owned by JJB. We pay JJB at market-based rates for the use of the airplane for business purposes by Mr. Bardis and other officers, directors and employees of the Company. The audit committee of the Board reviews such usage. As of September 1, 2008, we had paid $205,000 to JJB.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

To date, the Board has not developed formal processes by which stockholders may communicate directly with directors because it believes that the existing informal process, in which any communication sent to the Board, either generally or in care of the Chief Executive Officer, Corporate Secretary, or another corporate officer, is forwarded to all members of the Board, has served the stockholders’ needs. In view of recently adopted disclosure requirements by the SEC related to this issue, the Company may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communication to the Board should be mailed to the Board, in care of the Company’s Investor Relations department, at the Company’s headquarters in Alpharetta, Georgia. The mailing envelope must contain a clear notation indicating the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication”. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. Such communications will be forwarded to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

STOCKHOLDER PROPOSALS — 2009 ANNUAL MEETING

Any proposals of stockholders of the Company intended to be included in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting of stockholders must be in writing and received by the Secretary of the Company at the Company’s office at 100 North Point Center East, Suite 200, Alpharetta, Georgia, 30022 after            , 2009 but no later than            , 2009. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after               , in order to be timely, notice by the stockholder must be received no later than a reasonable time before the Company begins to print and mail its proxy materials.

For any other proposal that a stockholder wishes to have considered at the 2009 annual meeting of the Company’s stockholders, and for any nomination of a person for election to the Board at the 2009 annual meeting of the Company’s stockholders, the Company must have received written notice of such proposal or nomination during the period beginning                and ending               . In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after               , in order to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Proposals and nominations that are not received by the dates specified will be considered untimely. In addition, proposals and nominations must comply with Delaware law, the by-laws, and the rules and regulations of the SEC.

Any stockholder interested in making a proposal is referred to Article II, Section 4 of the by-laws.

SOLICITATION OF PROXIES

Proxies in the form enclosed are being solicited by the Board of Directors. Proxies may be solicited by mail, advertisement, telephone, facsimile, telegraph and email, and personally by directors or executive officers. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules promulgated by the SEC and applicable stock exchanges.

The total amount of expenses in excess of those normally spent for an annual meeting to be spent in connection with this solicitation is estimated to be in excess of $6,500. The total cost of solicitation will be borne by the Company.

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, known as “householding,” potentially means extra convenience for shareholders and cost savings for companies. This year, a number of brokers with customers who are our shareholders will be “householding” our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to: Investor Relations, MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia, 30022, (866) 323-6332.

Once a shareholder has received notice from his or her broker that the broker will be “householding” communications to the shareholder’s address, “householding” will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the shareholder should so notify his or her broker. Any shareholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the shareholder’s name, our Secretary, at the address or telephone number provided above.

The Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007 and the Proxy are available to all investors on the Internet in the Investor Relations section of the Company’s website (www.medassets.com) and will be provided to any stockholder of record at the close of business on            , 2008 without charge upon written request to MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022, Attention: Investor Relations.

By order of the Board of Directors,

John A. Bardis
Chairman, President and
Chief Executive Officer

ANNEX A

MEDASSETS, INC.
LONG TERM PERFORMANCE INCENTIVE PLAN

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors and consultants of the Company and its Affiliates, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of stockholder value.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.

(b) “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award or other Stock-based award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) fraud or embezzlement on the part of Participant in the course of his or her employment or services, (ii) personal dishonesty or acts of negligence or misconduct, which, in each case, is demonstrably and materially injurious to the Company or any of its Affiliates, (iii) a Participant’s intentional engagement in conduct that is materially injurious to the Company or any of its Affiliates, (iv) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the reputation or business of the Company or any of its Affiliates; (v) public or consistent drunkenness by a Participant or his or her illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or any of its Affiliates or which impairs, or could reasonably be expected to impair, the performance of a Participant’s duties to the Company or any of its Affiliates; or (vi) willful failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement.

(e) “Change in Control” means:

(i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Affiliate of the Company, or an employee benefit plan maintained by the Company or any of its Affiliates, directly or indirectly acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) the date upon which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g) “Committee” means the Board or such other committee appointed by the Board consisting of two or more individuals.

(h) “Company” means MedAssets, Inc., a Delaware corporation.

(i) “Disability” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. In the event there is an employment agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such agreement.

(j) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired by exercise of an Incentive Stock Option made within the period which is either (i) two years after the date the Participant was granted the Incentive Stock Option, or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.

(k) “Effective Date” shall mean               , 2008.

(l) “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(m) “Employer” means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Award) is principally employed by or provides services to, as applicable.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(p) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination. If the Stock is not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock.

(q) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods. Certain Options granted under the Plan are intended to qualify as Incentive Stock Options.

(t) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(u) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

(v) “Performance Award” means an Award granted to a Participant under Section 7 hereof, which is subject to the achievement of Performance Objectives. A Performance Award shall be designated as a “Performance Share” or a “Performance Unit” at the time of grant.

(w) “Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award grant.

(x) “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.

(y) “Performance Period” means the period designated for the achievement of Performance Objectives.

(z) “Plan” means this MedAssets, Inc. 2008 Stock Incentive Plan.

(aa) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Regulation 1.162-27(c) under Code Section 162(m).

(bb) “Qualifying Retirement” means the Termination by a Participant who has (i) attained age 60 and has completed ten or more years of service with the Company or its Affiliates, or (ii) had such Termination approved by the Board as otherwise a Qualifying Retirement under the Plan.

(cc) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(dd) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(ee) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(ff) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(gg) “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 9 hereof.

(hh) “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 9(b) below, Stock Appreciation Rights shall be settled in Stock.

(ii) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Employer; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Employer (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will be not deemed to be a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Employer ceases to be an Affiliate of the Company (by reason of sale, divesture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute an Employer immediately following such transaction, any Participants employed by or providing services to such former Employer shall be deemed to have a Termination hereunder as of the date of the consummation of such transaction.

3. Administration.

(a) Authority of the Committee.  Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time; and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by either the Board or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”); and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a Qualifying Committee, or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, that upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Any action authorized by such a Qualifying Committee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) shall be deemed to be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation.  To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates, or to any person who subject to Section 16 of the Exchange Act, shall be expressly approved by the Committee.

(d) Section 409A.  The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

4. Shares Available Under the Plan.

(a) Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 9 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 5,200,000. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b) Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Further, shares of Stock underlying awards which have been granted pursuant to the Company’s 1999 Stock Incentive Plan and the Company’s 2004 Long-Term Incentive Plan that remain undelivered following any expiration, cancellation, forfeiture, cash settlement, or other termination of such awards will also be available for grant under the Plan. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed.

(c) 162(m) Limitation.  Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which Options, Performance Awards and Stock Appreciation Rights (to the extent granted as an Award under the Plan) may be granted to any individual in any one year shall not exceed 2,000,000 shares of Stock.

5. Options.

(a) General.  Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are employed by the Employer. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b) Term.  The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price.  The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended (i) to not be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code, (ii) to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, or (iii) to be an Incentive Stock Option, in each case, the applicable exercise price shall not be less than the Fair Market Value of the underlying Stock on the date of grant, subject to subsection (h) below in the case of any Incentive Stock Option.

(d) Payment for Stock.  Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check; (ii) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise; (iii) by delivery of shares of Stock having a value equal to the exercise price, or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e) Vesting.  Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant’s Termination with the Employer for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(f) Transferability of Options.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Nonqualified Stock Options shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee.

(g) Termination of Employment or Service.  Except as may otherwise be provided by the Committee in the Option Agreement:

(i) In the event of a Participant’s Termination with the Employer prior to the Expiration Date for any reason other than (A) by the Employer for Cause, (B) by reason of the Participant’s death or Disability, or (C) by reason of a Qualifying Retirement, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such Termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such Termination.

(ii) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such Termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such Termination due to death or Disability of the Participant. In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such Termination due to death.

(iii) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by reason of a Qualifying Retirement, (A) the Options shall continue to vest in accordance with their original vesting schedule as if no such termination had occurred, and (B) the Options shall remain exercisable until the Expiration Date.

(iv) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

(h) Special Provisions Applicable to Incentive Stock Options.

(i) No Incentive Stock Option may be granted to any Participant who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (A) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option, and (B) cannot be exercised more than five (5) years after the date it is granted.

(ii) To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iii) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Restricted Stock.

(a) General.  Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Restrictions on Transfer.  In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Except under extraordinary circumstances, as determined by the Committee, Restricted Stock shall be subject to a minimum vesting period of one (1) year from the applicable date of grant, subject to changes in vesting in connection with a Corporate Event, as permitted by Section 9 below. Subject to the preceding sentence, but notwithstanding anything otherwise contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c) Certificates.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

(d) Termination of Employment or Service.  Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, in the event of a Participant’s Termination with the Employer for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) upon such Termination, any unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration.

7. Performance Awards.

(a) General.  The Board may from time to time authorize grants to Participants of Performance Awards upon such terms and conditions as the Board may determine in accordance with provisions of this Section 7. The terms and conditions of each Performance Award grant shall be evidenced by a Performance Award Agreement, which agreements need not be identical.

(b) Value of Performance Units and Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.

(c) Earning of Performance Units and Performance Shares.  Upon the expiration of the applicable Performance Period, the holder of Performance Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any other non-performance terms met.

(d) Form and Timing of Payment of Performance Units and Performance Shares.  Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Stock or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Performance Award Agreement pertaining to the grant of the Performance Award.

(e) Nontransferability.  Except as otherwise provided in a Performance Award Agreement or otherwise at any time by the Committee, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Performance Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

(f) Termination of Employment or Service.  Except as may otherwise be provided by the Committee in the Performance Award Agreement, if, prior to the time that the applicable Performance Period has expired, a Participant undergoes a Termination with the Employer for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(g) Performance Objectives.

(i) Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become vested and payable. The Committee may adjust such Performance Objectives if, in the sole judgment of the Committee, events or transactions have occurred after the grant that are unrelated to the performance of the Company and/or Participant and result in distortion of the Performance Objectives. The Company also may specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(ii) Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant or the Employer, division, department or function within the Company or Employer in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a group of peer companies or to a financial market index. Performance Objectives shall be limited to specified levels of or increases in one or more of the following: return on equity; diluted earnings per share; net earnings; total earnings; earnings growth; return on capital; working capital turnover; return on assets; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); adjusted EBITDA; adjusted EBITDA growth; revenue; revenue growth; net revenue; net revenue growth; cash earnings per share (EPS); cash EPS growth; gross margin; return on investment; increase in the fair market value per share; share price (including but not limited to, growth measures and total stockholder return); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investment (which equals net cash flow divided by total capital); financial return ratios; total return to stockholders; market share; earnings measures/ratios; economic value added; balance sheet measurements (including, but not limited to receivable turnover); internal rate of return; or expense targets.

(iii) The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable date of grant of a Performance Award that are unrelated to the performance of the Company and/or Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include but are not limited to (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (iii) a change in law or accounting standards required by generally accepted accounting principles.

8. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, but not limited to, Restricted Stock Units and Stock Appreciation Rights. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award agreements, which agreements need not be identical.

9. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments.  The aggregate number of shares of Stock which may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event (as defined below)); (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

(b) Corporate Events.  Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(1) require that such Awards be assumed or substituted in connection with such Corporate Event, in which case, the Awards shall be subject to the adjustment set forth in subsection (a) above, and, to the extent such Awards are Performance Awards or other Awards that vest subject to the achievement of performance criteria, appropriately adjust Performance Objectives or similar performance criteria to reflect the Corporate Event;

(2) accelerate the vesting of any Awards, subject to the consummation of such Corporate Event;

(3) cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of vested Awards (including any Awards that would vest on the Corporate Event but for cancellation) so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of Options, Stock Appreciation Rights and other Awards subject to exercise shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero (and to the extent the per share consideration is less than or equal to the applicable exercise price, such Awards shall be cancelled for no consideration); or

(4) replace Awards with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced, and payment to be made within thirty (30) days of the applicable vesting date; provided, however, in the event that such replacement would result in an “extension” of a “stock right” within the meaning of Section 409A of the Code, this provision shall not be applicable to any such stock right.

Payments to holders pursuant to clause (3) or (4) above shall be made in cash, or, in the sole discretion of the Committee, in the form of such other consideration necessary for a holder of an Award to receive property, cash or securities (or combination thereof) as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price).

(c) Fractional Shares.  Any adjustment provided under this Section 9 may provide for the elimination of any fractional share which might otherwise become subject to an Award.

10. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

11. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

12. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

13. Compliance With Laws.

The obligation of the Company to deliver Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14. Withholding Obligations.

As a condition to the vesting and/or exercise of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting and/or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

15. Amendment of the Plan or Awards.

(a) Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan; provided, however, that without stockholder approval, the Board shall not make any amendment to the Plan which would violate the stockholder approval requirements of the national securities exchange on which the Stock is principally listed. For the avoidance of doubt, the adjustment of the per-share price of Awards granted hereunder pursuant to Section 9 hereof may be authorized without stockholder approval, provided the entire Board authorizes such adjustment.

(b) Amendment of Awards.  The Board or the Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of any one or more Awards if necessary to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(c) No Repricing of Awards without Stockholder Approval.  Notwithstanding subsections (a) or (b) above, or any other provision of the Plan, repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 9(a)); (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 9(b).

16. Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17. Effective Date of the Plan.

The Plan is effective as of the Effective Date.

18. Miscellaneous.

(a) Clawback/Recoupment Policy.  Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time. Any such policy adoption or amendment shall in no event require the prior consent of any Participant.

(b) Participants Outside of the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 18(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(c) No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(d) Payments Following Accidents or Illness.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(e) Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(f) Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(g) Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(h) Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

PROXY
     The undersigned hereby appoints Jonathan H. Glenn and John A. Bardis and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of stock of MEDASSETS, INC. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 200 North Point Center East, Suite 200, Alpharetta, Georgia, 30022 on                             , 2008 at       (local time) and at all adjournments or postponements thereof, hereby revoking any proxy heretofore given with respect to such stock.
PROXY VOTING INSTRUCTIONS
INTERNET — Access “www.investorvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. You may enter your voting instructions up until 11:59 PM Eastern Time on                      , 2008;
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible;
TELEPHONE — Call toll-free 1-800-652-VOTE (1-800-652-8683) in the United States, Canada and Puerto Rico and follow the instructions. Have your proxy card available when you call. You may provide your voting instructions up until 11:59 PM Eastern Time on                      , 2008; or
IN PERSON — You may vote your shares in person by attending the Annual Meeting.
The undersigned authorizes and instructs said proxies to vote as follows:

1.	To elect four Class I directors.	☐ FOR all nominees listed below (except marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Messrs. Vernon R. Loucks, Jr., Earl H. Norman and John C. Rutherford and Mrs. Samantha Trotman Burman

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)
Withhold Authority:

2.	To ratify the appointment of BDO Seidman, LLP, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the issuance of shares of our common stock, at the Company’s discretion, having a value of up to $20 million in connection with our obligations under the Accuro Merger Agreement, as described in the attached proxy statement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To approve the adoption of the Company’s Long-Term Performance Incentive Plan, as described in the attached proxy statement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN
I hereby authorize the Company’s designated proxies to vote, in their discretion, on such other business and matters incident to the conduct of the meeting as may properly come before the Annual Meeting or any adjournments or postponements thereof.
     The Board of Directors recommends a vote “FOR” each proposal above.
(continued and to be signed on reverse side)

▲   FOLD AND DETACH HERE   ▲
PLEASE COMPLETE THIS PROXY AND DATE AND SIGN ON REVERSE SIDE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE EITHER BY INTERNET OR TELEPHONE.

(continued from reverse side, which should be read before signing)
This Proxy when properly executed will be voted in the manner directed herein and in the discretion of the aforementioned proxies on all other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof. If no instruction to the contrary is indicated, this Proxy will be voted FOR all nominees for director and FOR Item 2, Item 3 and Item 4.

Dated: , 2008

(Signature)

(Signature/Title) Please sign exactly as your name or names appear at the left.
Please return this proxy in the accompanying business reply envelope even if you expect to attend in person.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

▲   FOLD AND DETACH HERE   ▲

IMPORTANT:
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
IN THE ENCLOSED ENVELOPE OR VOTE EITHER BY INTERNET OR TELEPHONE.